                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                                    KEYCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                 [KeyCorp Logo]

                               127 PUBLIC SQUARE
                             CLEVELAND, OHIO 44114

                                                                  April 12, 2002

DEAR SHAREHOLDER:

     You are cordially invited to attend the 2002 Annual Meeting of Shareholders of KeyCorp which will be held at The Forum Conference Center, 1375 East Ninth Street, Cleveland, Ohio, on Thursday, May 23, 2002, at 8:30 a.m., local time.

     All holders of record of KeyCorp Common Shares as of March 26, 2002, are entitled to vote at the 2002 Annual Meeting.

     As described in the accompanying Notice and Proxy Statement, you will be asked to elect five directors for three-year terms expiring in 2005, to consider three proposals to amend KeyCorp's Regulations [to consider two proposals to amend KeyCorp's Regulations, to consider a proposal submitted by a KeyCorp shareholder,] and to ratify the appointment of Ernst & Young LLP as independent auditors for 2002.

     KeyCorp's Annual Report for the year ended December 31, 2001, is enclosed.

     Your proxy card is enclosed. You can vote your shares by telephone, the internet, or by mailing your signed proxy card in the return envelope. Specific instructions for voting by telephone or the internet are attached to the proxy card.

                                             Sincerely,

                                             /s/ Henry L. Meyer III
                                             HENRY L. MEYER III
                                               Chairman of the Board

                                 [KeyCorp Logo]

                               127 PUBLIC SQUARE
                             CLEVELAND, OHIO 44114

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 23, 2002

     The 2002 Annual Meeting of Shareholders of KeyCorp will be held at The Forum Conference Center, 1375 East Ninth Street, Cleveland, Ohio, on Thursday, May 23, 2002, at 8:30 a.m., local time, for the following purposes:

          1. To elect five directors to serve for terms expiring in 2005;

          2. To vote upon an amendment to KeyCorp's Regulations to reduce the size of KeyCorp's Board of Directors to no fewer than 14 and no more than 17 directors;

          3. To vote upon an amendment to KeyCorp's Regulations to permit electronic communications and provide for other recent changes in Ohio Corporation Law;

          4. To vote upon an amendment to KeyCorp's Regulations to require the annual election of all directors;

          [4. To consider and act upon a shareholder proposal requesting necessary steps to cause annual election of all directors;]

          5. To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for KeyCorp for the fiscal year ending December 31, 2002; and

          6. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

     Only holders of KeyCorp Common Shares of record as of the close of business on March 26, 2002, have the right to receive notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.
                                             By Order of the Board of Directors

                                             /s/ Thomas C. Stevens
                                             THOMAS C. STEVENS
                                               Secretary
April 12, 2002
                            ------------------------

     YOUR VOTE IS IMPORTANT. YOU CAN VOTE YOUR SHARES BY TELEPHONE, THE INTERNET, OR BY MAILING YOUR SIGNED PROXY CARD IN THE RETURN ENVELOPE ENCLOSED WITH THE PROXY CARD FOR THAT PURPOSE. SPECIFIC INSTRUCTIONS FOR VOTING BY TELEPHONE OR THE INTERNET ARE ATTACHED TO THE PROXY CARD.

                               TABLE OF CONTENTS

                                                                 PAGE
                                                                 ----
NOTICE OF ANNUAL MEETING
PROXY STATEMENT.............................................      1
ISSUE ONE -- Election of Directors..........................      1
  Nominees for Terms Expiring in 2005.......................      2
  Continuing Directors Whose Terms Expire in 2003...........      3
  Continuing Directors Whose Terms Expire in 2004...........      5
  The Board of Directors and Its Committees.................      7
  Corporate Governance Practices............................      9
ISSUE TWO -- Amendment to Regulations Concerning Size of the
  Board of Directors........................................      11
ISSUE THREE -- Amendment to Regulations Concerning
  Electronic Communications.................................      12
ISSUE FOUR -- Amendment to Regulations Concerning Annual
  Election of Directors.....................................      13
[ISSUE FOUR -- Shareholder Proposal Requesting Necessary
  Steps to Cause Annual Election of All Directors]..........      14
ISSUE FIVE -- Independent Auditors..........................      17
Executive Officers..........................................      17
Compensation of Executive Officers..........................      20
Section 16(a) Beneficial Ownership Reporting Compliance.....      23
Employment and Change of Control Agreements.................      23
Compensation and Organization Committee Report on Executive
  Compensation..............................................      28
Audit Matters...............................................      33
KeyCorp Stock Price Performance.............................      35
Share Ownership and Phantom Stock Units.....................      36
Shareholder Proposals for the Year 2003.....................      37
Householding Information....................................      38
General.....................................................      38
Text of Amendment to Regulations Concerning Size of the
  Board of Directors........................................  Appendix A
Text of Amendment to Regulations Concerning Electronic
  Communications............................................  Appendix B
Text of Amendment to Regulations Concerning Annual Election
  of all Directors..........................................  Appendix C

                                 [KeyCorp Logo]

                               127 PUBLIC SQUARE
                             CLEVELAND, OHIO 44114

                                PROXY STATEMENT

     This Proxy Statement is furnished commencing on or about April 12, 2002, in connection with the solicitation on behalf of the Board of Directors of KeyCorp of proxies to be voted at the 2002 Annual Meeting of Shareholders on May 23, 2002, and at all postponements and adjournments thereof. All holders of record of KeyCorp Common Shares at the close of business on March 26, 2002, are
entitled to vote. On that date there were                KeyCorp Common Shares
outstanding and entitled to vote at the meeting, and each such share is entitled to one vote on each matter to be considered. At the meeting, a majority of the outstanding KeyCorp Common Shares shall constitute a quorum.

                                   ISSUE ONE

                             ELECTION OF DIRECTORS

     Contingent upon the amendment of KeyCorp's Regulations pursuant to Issue Two, the size of the Board of Directors of KeyCorp (also sometimes referred to as the "Board") will be established at 16 members, divided into two classes of five members and one class of six members. The terms of these classes as of the 2002 Annual Meeting will expire in 2003, 2004, and 2005, respectively. Five nominees for directors for terms expiring in 2005 are listed below. All properly appointed proxies will be voted for these nominees unless contrary specifications are properly made, in which case the proxy will be voted or withheld in accordance with such specifications. All nominees are current members of the Board. Should any nominee become unable to accept nomination or election, the proxies will be voted for the election of such person, if any, as shall be recommended by the Board or for holding a vacancy to be filled by the Board at a later date. The Board has no reason to believe that the persons listed as nominees will be unable to serve. At the election of directors, the properly nominated candidates receiving the greatest number of votes shall be elected.

     Pursuant to rules promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), the following information lists, as to nominees for director and directors whose terms of office will continue after the 2002 Annual Meeting, the principal occupation or employment, age, the year in which each first became a director of KeyCorp, and directorships in registered investment companies or companies having securities which are registered pursuant to, or which are subject to certain provisions of, the Exchange Act. The information provided is as of January 1, 2002. KeyCorp was formed as a result of the merger on March 1, 1994 of the former KeyCorp, a New York corporation ("Old Key"), into Society Corporation, an Ohio corporation ("Society"), whereupon Society changed its name to KeyCorp. In the case of nominees or continuing directors who were directors of Old Key, the year in which such individual became a director of Old Key is also included in the following information. Except as otherwise indicated, each nominee or continuing director has had the same principal occupation or employment during the past five years.

                      NOMINEES FOR TERMS EXPIRING IN 2005


                           EDWARD P. CAMPBELL
                                Since 1997, President and Chief Executive Officer,
  [EDWARD P. CAMPBELL           Nordson Corporation (capital equipment). Previously,
        PHOTO]                  President and Chief Operating Officer (1996-1997),
                                Nordson Corporation. Age 52. KeyCorp director since
                                1999. Director, Nordson Corporation and OMNOVA
                                Solutions, Inc.

                           CHARLES R. HOGAN
                                President and Chief Executive Officer, Citation
   [CHARLES R. HOGAN            Management Group (real estate developments and asset
        PHOTO]                  management for commercial and residential properties).
                                Age 64. KeyCorp director since 1994 (Old Key director
                                since 1993).

    [UNKNOWN PHOTO]


                           BILL R. SANFORD
                                Chairman, SYMARK LLC (technology commercialization and
[BILL R. SANFORD PHOTO]         business development) and Executive Founder and Retired
                                Chairman, President, and Chief Executive Officer,
                                STERIS Corporation (infection and contamination preven-
                                tion systems, products and services). Age 57. KeyCorp
                                director since 1999. Director, Wilson Greatbatch
                                Technologies, Inc.

                           DENNIS W. SULLIVAN
                                Executive Vice President, Parker Hannifin Corporation
  [DENNIS W. SULLIVAN           (industrial and aerospace motion control components and
        PHOTO]                  systems). Age 63. KeyCorp director since 1993.
                                Director, Parker Hannifin Corporation and Ferro
                                Corporation.

                CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2003


                           WILLIAM G. BARES
                                Chairman, President and Chief Executive Officer, The
   [WILLIAM G. BARES            Lubrizol Corporation (high performance fluid
        PHOTO]                  technologies company). Age 60. KeyCorp director since
                                1987. Director, The Lubrizol Corporation, Applied
                                Industrial Technologies, Inc., and Oglebay Norton
                                Company.

                           DR. CAROL A. CARTWRIGHT
                                President, Kent State University (state university).
     [DR. CAROL A.              Age 60. KeyCorp director since 1997. Director,
   CARTWRIGHT PHOTO]            FirstEnergy Corp. and PolyOne Corporation.


                           HENRY S. HEMINGWAY
                                President, Hemingway Enterprises, Inc. (holding
  [HENRY S. HEMINGWAY           company); President, Town & Country Life Insurance
        PHOTO]                  Company, a subsidiary of Hemingway Enterprises, Inc.
                                Age 48. KeyCorp director since 1994 (Old Key director
                                since 1987).

                           STEVEN A. MINTER
                                President and Executive Director, The Cleveland
   [STEVEN A. MINTER            Foundation (philanthropic foundation). Age 63. KeyCorp
        PHOTO]                  director since 1987. Director, Dominion Resources, Inc.
                                and Goodyear Tire and Rubber Company.

                           RONALD B. STAFFORD
                                Partner, Harris Beach LLP (law firm); Member of the New
  [RONALD B. STAFFORD           York State Senate since 1966. Age 66. KeyCorp director
        PHOTO]                  since 1994 (Old Key director since 1983).

                           THOMAS C. STEVENS
                                Since 2001, Vice Chairman, Chief Administrative
  [THOMAS C. STEVENS            Officer, and Secretary, KeyCorp. Previously, Senior
        PHOTO]                  Executive Vice President, General Counsel, and
                                Secretary (1997-2001), KeyCorp; Executive Vice
                                President, General Counsel, and Secretary (1996-1997),
                                KeyCorp. Age 52. KeyCorp director since 2001.

                CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2004


                           CECIL D. ANDRUS
                                Since 1995, Chairman, Andrus Center for Public
[CECIL D. ANDRUS PHOTO]         Policy-Boise State University (non-profit educational
                                center). Previously, Governor, State of Idaho. Age 70.
                                KeyCorp director since 1996. Director, Albertson's,
                                Inc., Coeur d'Alene Mines Corp., and Rentrak
                                Corporation.

                           ALEXANDER M. CUTLER
                                Since 2000, Chairman and Chief Executive Officer, Eaton
 [ALEXANDER M. CUTLER           Corporation (diversified manufacturing company).
        PHOTO]                  Previously, President and Chief Operating Officer,
                                Eaton Corporation. Age 50. KeyCorp director since 2000.
                                Director, Eaton Corporation and Axcelis Technologies
                                Inc.

                           DOUGLAS J. McGREGOR
                                Since 2000, President and Chief Operating Officer,
 [DOUGLAS J. McGREGOR           Burlington Industries, Inc. (textile company which
        PHOTO]                  filed for reorganization in federal bankruptcy court in
                                November 2001) and, since 1998, Retired Chairman and
                                Chief Executive Officer, M.A. Hanna Company (specialty
                                chemicals). Previously, Principal (1998-2000), C.A.M.
                                Investments (financial investor); Chairman and Chief
                                Executive Officer (1997-1998), M.A. Hanna Company;
                                President and Chief Operating Officer, M.A. Hanna
                                Company. Age 60. KeyCorp director since 1995. Director,
                                Burlington Industries, Inc. and Vulcan Materials
                                Company.

                           HENRY L. MEYER III
                                Since 2001, Chairman, President, and Chief Executive
  [HENRY L. MEYER III           Officer, KeyCorp. Previously, President and Chief
        PHOTO]                  Operating Officer (1997-2001), KeyCorp; Vice Chairman
                                of the Board and Chief Operating Officer (1996-1997),
                                KeyCorp. Age 52. KeyCorp director since 1996. Director,
                                Lincoln Electric Holdings, Inc.


                           PETER G. TEN EYCK, II
                                President, Indian Ladder Farms (commercial orchard).
[PETER G. TEN EYCK, II          Age 63. KeyCorp director since 1994 (Old Key director
        PHOTO]                  since 1979).

     Mr. Stafford is a member of a law firm that KeyCorp utilizes for legal services. One or more of KeyCorp's directors serve on boards or advisory boards of KeyCorp subsidiaries or affiliates and receive standard fees for such service. Some of KeyCorp's executive officers and directors were customers of one or more of KeyCorp's subsidiary banks or other subsidiaries during 2001 and had transactions with such banks or other subsidiaries in the ordinary course of business. In addition, some of the directors are officers of, or have a relationship with, corporations or are members of partnerships which were customers of such banks or other subsidiaries during 2001 and had transactions with such banks or other subsidiaries in the ordinary course of business. All loans included in such transactions were made on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risks of collectibility or present other unfavorable features. Similar transactions continue to be effected during 2002.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES*

     Board of Directors. During the year ended December 31, 2001, there were six meetings of KeyCorp's Board of Directors. Each continuing member of KeyCorp's Board attended at least 75% of the aggregate of the meetings held by KeyCorp's Board of Directors and the meetings held by the committees of the Board on which such member served during 2001.

     KeyCorp's Board of Directors currently exercises certain of its powers through its Audit and Risk Review, Compensation and Organization, Executive and Finance Committees.

     Audit and Risk Review Committee. Dr. Cartwright and Messrs. Minter, Sanford, Sullivan (Chair), and Ten Eyck are the current members of KeyCorp's Audit and Risk Review Committee. The functions of this Committee generally include matters such as oversight review of the financial information provided to shareholders, recommendation of the appointment of KeyCorp's independent auditors, review of services and fees of the independent auditors, oversight review of the material examinations of KeyCorp and its affiliates conducted by federal and state regulatory and supervisory authorities, service as the audit and risk review committee of KeyCorp's banking subsidiaries, oversight review of risk management matters, and supervision and direction of any special projects or investigations considered necessary. KeyCorp's Audit and Risk Review Committee met six times in 2001.

     Compensation and Organization Committee. Messrs. Andrus, Bares (Chair), Bersticker, Campbell, and Cutler are the current members of KeyCorp's Compensation and Organization Committee. The functions of this Committee generally include matters such as oversight of board and corporate governance issues, review and approval of KeyCorp's salary administration programs, determination of the compensation and terms of employment of senior management, determination of participants and awards under executive incentive compensation plans and supplemental compensation plans, approval of (or amendments to) employee and officer retirement, compensation and benefit plans, review and recommendation of director compensation plans, review of organization structure and staffing, and review of management structure, development, and succession planning. KeyCorp's Compensation and Organization Committee met seven times in 2001.

     The Compensation and Organization Committee identifies and reviews the qualifications of prospective directors and recommends to the Board candidates for election as directors. Nominations for the election of directors by KeyCorp's Board of Directors may only be made by the affirmative vote of a majority of the directors then in office. The Committee will consider shareholder suggestions concerning qualified candidates for election as directors that are forwarded to such Committee. Any shareholder recommendation for a director nominee should contain background information concerning the recommended nominee, including, (a) the name, age, business, and residence address of such person; (b) the principal occupation or employment of such person for the last five years; (c) the class and number of shares of capital stock of KeyCorp that are beneficially owned by such person; (d) all positions of such person as a director, officer, partner, employee, or controlling shareholder of any corporation or other business entity; (e) any prior position as a director, officer, or employee of a depository institution or any company controlling a depository institution; and (f) a statement of whether such individual would be willing to serve if nominated or elected.

---------------

* Messrs. Bersticker and Curtis are retiring as directors at the 2002 Annual Meeting. They are, however, included in the description of KeyCorp's current Board of Directors and its committees.

Any shareholder recommendation should also include, as to the shareholder giving the written notice, (a) a representation that the shareholder is a holder of record of shares of KeyCorp entitled to vote at such meeting and (b) a description of all arrangements or understandings between the shareholder and such recommended person and any other person or persons (naming such person or persons).

     Executive Committee. Messrs. Bares, Curtis, McGregor, Meyer (Chair), Sullivan, Stevens and Ten Eyck are the current members of KeyCorp's Executive Committee. The functions of the Executive Committee are to exercise the authority of the Board of Directors, to the extent permitted by law, on any matter requiring Board or Board committee action between Board or Board committee meetings. The Executive Committee met one time in 2001.

     Finance Committee. Messrs. Curtis, Hemingway, Hogan, McGregor (Chair), Stafford, and Stevens are the current members of KeyCorp's Finance Committee. The functions of the Finance Committee generally include matters such as the oversight review of KeyCorp's capital structure and capital management strategies, the exercise of the authority of the Board of Directors in connection with the authorization, sale and issuance by KeyCorp of debt and equity securities, the making of recommendations to the Board of Directors with respect to KeyCorp's dividend policy, the oversight review of KeyCorp's asset/liability management policies and strategies, the oversight review of compliance with regulatory capital requirements of KeyCorp and its bank subsidiaries, and the oversight review of KeyCorp's capital expenditure process and the Corporation's portfolio of "Corporate-Owned Life Insurance." The Finance Committee met seven times in 2001.

     Director Compensation. Directors (other than Messrs. Meyer and Stevens who receive no director fees) receive fees consisting of a $27,000 annual retainer, payable in quarterly installments, and $1,500 for attendance at each Board or committee meeting. Outside directors who serve as committee chairpersons receive additional compensation of $2,500 per quarter.

     Under KeyCorp's Directors' Stock Option Plan (the "Directors' Plan"), each of the non-employee directors is automatically granted, on an annual basis, options to purchase KeyCorp Common Shares. The option awarded to each director in 2001 covered 9,800 KeyCorp Common Shares. The annual option grant to each director has a value (determined on a formula basis) on the grant date equal to
2.75 times the annual cash retainer payable to a director. Messrs. Meyer and Stevens were not eligible to participate in the Directors' Plan during 2001 because they were employees of KeyCorp. All options granted under the Directors' Plan are non-qualified stock options. Options generally expire ten years after grant. The purchase price of the option shares is equal to their fair market value on the date of grant and may be paid in cash or by the surrender of previously acquired KeyCorp Common Shares.

     Under the KeyCorp Director Deferred Compensation Plan, directors are given the opportunity to defer payment of cash director fees for future distribution. All such deferred payments are invested in either an interest bearing account (at an interest rate equal to 1/2% higher than the effective annual yield of the Moody's Average Corporate Bond Yield Index) or a KeyCorp Common Shares account (in which the directors' deferred compensation is invested on a bookkeeping basis in "phantom" KeyCorp Common Shares which are accrued quarterly but cannot be voted or transferred during the deferral period). Distributions to the directors under the Director Deferred Compensation Plan in respect to the interest bearing account are in the form of cash and under the Common Shares account are in the form of KeyCorp Common Shares.

                         CORPORATE GOVERNANCE PRACTICES

     The Board of Directors has established and follows a corporate governance program and has assigned the Compensation and Organization Committee responsibility for the program. Following are examples of KeyCorp's current corporate governance practices.

     I. BOARD OF DIRECTORS SELF ASSESSMENT

     The Board conducts a biannual self-assessment process of the Board under the auspices of the Compensation and Organization Committee through self-assessment questionnaires to all Board members. The results of the director self-assessment questionnaires are reviewed by the Board and changes in KeyCorp's corporate governance process are based on the results of the Board's review and analysis of the self-assessment questionnaires. Pursuant to the self-assessment process, the Board reviews, among other matters, agenda items, meeting presentations, advance distribution of agendas and materials for Board meetings, interim communications to directors, and access to and communications with senior management.

     II. EXECUTIVE SESSIONS OF OUTSIDE DIRECTORS

     The outside directors meet in executive session at least three times a year without inside directors or executive management present.

     III. BOARD COMPOSITION

     The Board has adopted the guideline that not more than three directors will be "inside" directors (i.e., directors who are at the time also officers of KeyCorp) and that the retired Chairperson of KeyCorp should no longer serve on the Board after he or she ceases to hold such office.

     IV. DIRECTOR INDEPENDENCE

     The Board has adopted a definition of "Independent Director" and determined that at least two-thirds of KeyCorp's directors and all members of the Board committees performing the audit, compensation, and nominating functions must meet this definition. In addition to defining "Independent Director" and adopting requirements based on this definition, the Board has capped at a low level the maximum fees that a director or firm affiliated with a director performing legal, consulting, or advisory services for KeyCorp may receive for such services.

     V. DIRECTOR RETIREMENT

     The Board has adopted a retirement policy whereby an incumbent director is not eligible to stand for election as a director upon reaching age 70. Under the policy, a director is also requested to submit his or her resignation from the Board to the Compensation and Organization Committee in its role as the nominating committee in the event that the director retires from or otherwise leaves his or her principal employment. The Compensation and Organization Committee can choose to accept or reject the resignation.

     VI. DIRECTOR RECRUITMENT

     The Board has adopted a formal policy delineating director recruitment guidelines to be followed by the Board in identifying and recruiting director nominees for Board membership. The policy guidelines are designed to help insure that KeyCorp is able to attract outstanding individuals as director nominees to the Board.

     VII. DIRECTOR COMPENSATION

     The Board has determined that approximately 50% (in value) of the Board's compensation should be equity compensation (presently in the form of stock options) in order to more closely align the economic interests of directors and shareholders. In addition, each year the Board reviews the cash component of its compensation which is in the form of director fees. The Board has chosen not to increase these fees since 1994.

     VIII. FORMAL EVALUATION OF CHIEF EXECUTIVE OFFICER

     The Compensation and Organization Committee conducts an annual evaluation of the Chief Executive Officer which will be discussed with the Board as a whole in executive session.

     IX. SUCCESSION PLANNING/MANAGEMENT DEVELOPMENT

     The Chief Executive Officer presents an annual report to the Compensation and Organization Committee on succession planning and KeyCorp's program for management development. The Compensation and Organization Committee in turn reviews these discussions with the Board as a whole.

     X. CORPORATE GOVERNANCE FEEDBACK

     The Board encourages management to meet periodically with significant investors to discuss KeyCorp's corporate governance practices. Management reports the results of the meetings to the Compensation and Organization Committee in order that the Board can more readily consider the views of significant investors when the Board shapes its corporate governance practices.

     XI. COMMITTEE STRUCTURE

     The Board exercises certain of its powers through its Audit and Risk Review, Compensation and Organization, Executive, and Finance Committees. Each Committee has a Charter that defines the scope of its duties and responsibilities. Each Committee reviews its Charter annually and recommends its approval to the full Board which in turn approves the Charter. The Audit and Risk Review and Compensation and Organization Committees are comprised of only outside directors and the Executive and Finance Committees consist of both inside and outside directors. Each Board member sits on at least one Committee. The frequency, length and agendas of Committee meetings are determined by the Committee Chair in consultation with Committee members and appropriate members of senior management. The Committee Chair reports to the full Board on the matters undertaken at each Committee meeting. The Audit and Risk Review and Compensation and Organization Committees (which consist solely of outside directors) meet in executive session for a portion of each Committee meeting.

                                   ISSUE TWO

                            AMENDMENT TO REGULATIONS
                   CONCERNING SIZE OF THE BOARD OF DIRECTORS

     Currently, the size of the Board of Directors is fixed at 17 members divided into two classes of six members each and one class of five members. Under the Regulations as presently in effect, the size of the Board of Directors is required to be between 17 and 20 members. The shareholders are being asked to amend the Regulations to reduce the potential size of the Board to between 14 and 17 members. The result of this amendment will be to reduce the maximum Board size to 17 and the minimum Board size to 14.

     The Board of Directors is recommending this amendment because it is of the opinion that a smaller Board can operate more effectively and efficiently for the benefit of KeyCorp's shareholders. The size of KeyCorp's Board has been gradually reduced from 22 members in 1994 to the current 17 members and, if this Amendment is adopted, will be further reduced to 16 members at the 2002 Annual Meeting.

     If this Amendment is adopted by the shareholders at the 2002 Annual Meeting, the size of the Board of Directors will be fixed at 16 members, with two classes having five members each and the third class having six members. The Regulations will continue to provide that, if the Board of Directors or shareholders change the number of directors, the three classes of the Board of Directors will be divided into as equal a number of directors as possible unless Issue Four requiring the annual election of all directors is adopted.

     KeyCorp's Regulations will continue to provide that no reduction in the size of the Board shall of itself shorten the term of any incumbent director. In the event the shareholders increase the number of directors and fail to fill the vacancy or vacancies created thereby, or in the event the Board of Directors increases the number of directors and thereby creates a vacancy or vacancies, the Board of Directors may fill such vacancy or vacancies for the respective unexpired terms.

     The text of the proposed amendment is set forth in Appendix A to this Proxy Statement.

     Vote Required.  Pursuant to Article X of the Regulations, Article II,
Section 1 of the Regulations, which is the section of the Regulations establishing the size of the Board of Directors, may be amended by the affirmative vote of holders of shares entitled to exercise three-quarters of the voting power on such proposal, unless such amendment is recommended by two-thirds of the entire authorized Board of Directors, in which case the requisite vote is a majority of the voting power of KeyCorp. Because at least two-thirds of the entire authorized Board of Directors has recommended this proposed amendment, the affirmative vote of the holders of KeyCorp Common Shares entitling them to exercise a majority of the voting power of KeyCorp is required to adopt this amendment to the Regulations.

     THE BOARD OF DIRECTORS OF KEYCORP UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR ADOPTION OF THIS AMENDMENT TO THE REGULATIONS.

                                  ISSUE THREE

                           AMENDMENTS TO REGULATIONS
           TO PERMIT ELECTRONIC COMMUNICATIONS AND PROVIDE FOR OTHER
                     RECENT CHANGES IN OHIO CORPORATION LAW

     Shareholders are being asked to adopt amendments to KeyCorp's Regulations resulting from recent changes in Ohio's General Corporation Law.

     One of the principal revisions to Ohio law permits increased use of communications equipment in meetings of shareholders and in providing notices. Under the revised law, shareholder meetings need not be held at a physical location. Instead, those meetings may be held in "cyberspace" through means of communications equipment that permits shareholders or their proxies to participate in the meeting and to vote on matters submitted to the shareholders. The proposed amendments to the Regulations would permit communications equipment to be used for shareholder meetings; however, the proposed amendments do not extend quite as far as Ohio law permits in this area. KeyCorp presently intends to continue to hold shareholder meetings at a physical location and may in the future permit shareholders to join those meetings using communications equipment in accordance with Ohio law. Consequently, the proposed amendments to the Regulations, while still requiring that shareholder meetings be held at a physical location, permit shareholder meetings to be held in part through the use of communications equipment. In that way, shareholders would have the choice of attending a shareholders meeting at a physical location or in cyberspace. The proposed amendments resulting from these changes affect Sections 1 and 5 of
Article I of the Regulations and add a new Section 9 to that Article.

     In addition to using communications equipment to facilitate shareholder meetings, Ohio law modernizes the means through which corporations and their shareholders may provide notices. In addition to personal delivery and mail, notices may now be given via overnight delivery service or other means of communications equipment authorized by a shareholder, which would include facsimile or email if so authorized. The proposed amendments resulting from these changes affect Section 4 of Article I.

     Similarly, changes are proposed to the Regulations to permit meetings of directors through the use of communications equipment to the extent permitted under Ohio law. Currently, Ohio law permits directors' meetings to be conducted using communications equipment that permits directors not physically present to hear the proceedings. This would, for example, allow web-based or radio wave-based transmissions in addition to standard telephone transmissions. The recent changes in Ohio law also permit a director to receive notices of meetings by means of email or other communications equipment to the extent authorized by that director. The proposed amendments resulting from these changes affect Sections 4, 5, 7, 8, 9 and 11 of Article II of the Regulations and Section 3 of
Article III of the Regulations.

     In addition to amendments for the above reasons, other proposed amendments incorporate by reference the use of proxies by KeyCorp's shareholders in accordance with Ohio law and replace the title "Chairman" with the gender-neutral "Chairperson." The proposed amendments resulting from these changes affect Sections 1 through 4 of Article I of the Regulations, add a new
Section 6 to that Article, and affect Sections 6 and 10 of Article II of the Regulations, Sections 1, 2 and 4 of Article IV of the Regulations, and Section 1 of Article VI of the Regulations.

     The revised language of each Section of the Regulations affected by the proposed amendments is set forth in Appendix B to this Proxy Statement other than the language of Sections in which the only change is the substitution of the word "Chairperson" for the word "Chairman." These Sections are Sections 2 and 3 of Article I, Sections 6 and 10 of Article II, Sections 1, 2, and 4 of
Article IV, and Section 1 of Article VI.

     Vote Required. Pursuant to Article X of the Regulations, the Regulations may be amended by the affirmative vote of holders of shares entitled to exercise three-quarters of the voting power of KeyCorp, unless the amendment is recommended by at least two-thirds of the entire authorized Board of Directors in which case the requisite vote is a majority of the voting power of KeyCorp. The proposed amendments to the Regulations are being recommended by at least two-thirds of the entire authorized Board and therefore require the affirmative vote of holders of shares entitled to exercise a majority of the voting power of KeyCorp.

     THE BOARD OF DIRECTORS OF KEYCORP UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR ADOPTION OF THESE AMENDMENTS TO THE REGULATIONS.

                                   ISSUE FOUR

                            AMENDMENT TO REGULATIONS
                  TO REQUIRE ANNUAL ELECTION OF ALL DIRECTORS

     A shareholder proposal requesting the Board of Directors to take steps to cause the annual election of directors has been presented to the KeyCorp shareholders for the last six years. The proposal was defeated the first four times it was submitted to the shareholders. However, on its fifth submission in 2000 the proposal received a favorable vote of 53% of the shares voting -- which constituted approximately 39% of the outstanding shares. After that vote, the Compensation and Organization Committee of the Board of Directors thoroughly reviewed the proposal at three separate meetings of the Committee. The Committee, comprised solely of outside directors, consulted with outside advisors, evaluated the advantages and disadvantages of a staggered board, and reviewed the responses of other public companies to such proposals. The Committee ultimately recommended to the full Board of Directors that no action be taken to declassify the Board and the Board of Directors agreed with the recommendation.

     Last year, the proposal was submitted for a sixth time to the shareholders and again received a 53% favorable vote of the shares voting at the meeting -- which again constituted approximately 39% of the outstanding shares. The Compensation and Organization Committee carefully reviewed the proposal at three separate meetings and discussed the proposal with outside corporate governance consultants. The Committee again determined that it believes that a classified board is in the best interests of KeyCorp and its shareholders.

     However, both the Committee and the Board are mindful that a majority of the shares voting on the non-binding shareholder proposal for the last two years have voted in favor of the proposal. Consequently, the Board, acting upon the Committee's recommendation, has determined to submit the proposal to a binding vote of the shareholders in the form of an amendment to KeyCorp's Code of Regulations requiring the annual election of all directors.

     Even though the shareholders are now being afforded the opportunity to amend the Regulations to require the annual election of directors, both the Committee and the Board continue to believe strongly that a staggered board is in the best interests of KeyCorp and its shareholders. For this reason, the Board of Directors is not recommending to the shareholders that KeyCorp's regulations be amended to require the annual election of directors.

     In the opinion of the Board of Directors, KeyCorp's ability to succeed in producing long-term shareholder value requires long-term strategic planning, capital commitments, and careful and consistent application of financial and other resources. With a classified board, the majority of the directors at any given time will have experience in and knowledge of the business and operations of KeyCorp.

     Election of directors by class is a common practice that has been adopted by many companies and currently exists at 19 out of 26 major regional banks that comprise the Standard & Poor's 500 Bank Index and in approximately 63 per cent of the 500 companies comprising the 2001 Standard & Poor's Stock Price Index.

     The staggered board is an effort to balance two very important concerns, those being the need for shareholders to express their opinion about the Board's performance each year and the need for KeyCorp's directors to focus on KeyCorp's long-term success.

     Under the proposed amendment, the annual election of directors would be effective as of the KeyCorp 2003 Annual Meeting of Shareholders and would be phased in over a three year period. Directors who had been previously elected for three year terms ending in 2004 and 2005 would continue to serve out these terms so that no director previously elected to a three year term would have his or her term shortened. Consequently, under the proposed amendment, one class of the directors would be elected to one year terms in 2003, two classes of the directors would be elected to one year terms in 2004 and in 2005 all directors would be elected to one year terms.

     If the proposed amendment is adopted, references to and procedures based on the existence of a classified board will be deleted from Article II, Sections 1, 11, and 12 of the Regulations. Section 1 of Article II will be further amended to set forth the procedure to phase in the annual election of directors.

     Vote Required. Pursuant to Article X of the Regulations, the Regulations may be amended by the affirmative vote of holders of shares entitled to exercise three-quarters of the voting power of KeyCorp, unless the amendment is recommended by at least two-thirds of the entire authorized Board of Directors in which case the requisite vote is a majority of the voting power of KeyCorp. Because the Board of Directors is opposed to this amendment to annually elect all directors of KeyCorp and the amendment is therefore not being recommended by at least two-thirds of the entire authorized Board, the amendment must receive the affirmative vote of holders of shares entitled to exercise three-quarters of the voting power of KeyCorp.

     THE BOARD OF DIRECTORS OF KEYCORP UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE AGAINST ADOPTION OF THIS AMENDMENT TO THE REGULATIONS.

                                  [ISSUE FOUR

            SHAREHOLDER PROPOSAL REQUESTING NECESSARY STEPS TO CAUSE
                        ANNUAL ELECTION OF ALL DIRECTORS

     The following proposal was submitted for inclusion in this Proxy Statement by Mr. Gerald R. Armstrong, 910 Fifteenth Street, #754, Denver, Colorado 80202-2984. Mr. Armstrong owns 20,080 KeyCorp Common Shares.

          Shareholder Proposal. "Resolution: That the shareholders of KEYCORP request its Board of Directors to take those steps necessary to eliminate the classification of terms of its Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of previously elected Directors."

          Supporting Statement. In the last two annual meetings, shareholders, despite not having confidential voting procedures and management voting all unmarked proxies, voted in FAVOR of this proposal.

          The Board of Directors has neglected this mandate and violated the wishes of its owners.

          The proponent believes the election of directors is the strongest way that shareholders influence the direction of any corporation. Currently, KEYCORP's Board is divided into three classes with each class serving staggered three year terms. Because of this structure, shareholders may only vote on one-third of the Directors each year. This is not in the best interests of shareholders because it reduces accountability and is an unnecessary take-over defense.

          Shareholders of Chase Manhattan received one-year terms for their directors upon merging with Chemical Bank. Many other successful bank holding companies have one year terms for their directors.

          Occidental Petroleum, Ameritech, Time-Warner, Lockheed-Martin, Campbell Soups, Atlantic Richfield, Westinghouse are among many corporations replacing three year terms with annual elections for all directors.

          THE HOME DEPOT stated in its 2000 proxy statement supporting replacing three year terms with one year terms for its directors:

          "We believe that it is in the best interest of . . . . Stockholders to eliminate the classified Board so that stockholders elect all directors annually. The amendment . . . . will allow stockholders to review and express their opinions on the performance of all directors each year. Because there is no limit to the number of terms an individual may serve, the continuity and stability of the Board's membership and our policies and long-term strategic planning should not be affected."

          These actions increased shareholder voting rights by 300% -- and, at no cost to the shareholders.

          The proponent believes the current system produces only a facade of continuity which should be displaced; and accountability and performance be substituted as the basis for re-election to our board of directors.

          If you agree, please vote "FOR" this proposal. Your shares will be automatically voted "against" if your proxy is unmarked.

          Board of Directors Recommendation and Statement. A shareholder proposal requesting the Board of Directors to take steps to cause the annual election of directors has been presented to the KeyCorp shareholders for the seventh year in a row. The proposal was defeated the first four times it was submitted to the shareholders. However, on its fifth submission in 2000 the proposal received a favorable vote of 53% of the shares voting - which constituted approximately 39% of the outstanding shares. After that vote, the Compensation and Organization Committee of the Board of Directors thoroughly reviewed the proposal at three separate meetings of the Committee. The Committee, comprised solely of outside directors, consulted with outside advisors, evaluated the advantages and disadvantages of a staggered board, and reviewed the responses of other public companies to such proposals. The Committee ultimately recommended to the full Board of Directors that no action be taken to declassify the Board and the Board of Directors agreed with the recommendation.

          Last year, the proposal was submitted for a sixth time to the shareholders and again received a 53% favorable vote of the shares voting at the meeting - which again constituted approximately 39% of the outstanding shares. The Compensation and Organization Committee carefully reviewed the proposal at three separate meetings and discussed the proposal with outside corporate governance consultants. The Committee again determined that it believes that a classified board is in the best interests of KeyCorp and its shareholders and therefore recommended to the full Board of Directors that no action be taken to declassify the Board and the Board of Directors agreed with the recommendation.

          The Board believes that KeyCorp's ability to succeed in producing long-term shareholder value requires long-term strategic planning, capital commitments, and careful and consistent application of financial and other resources. With a classified board, the majority of the directors at any given time will have experience in and knowledge of the business and operations of KeyCorp.

          Election of directors by class is a common practice that has been adopted by many companies and currently exists at 19 out of 26 major regional banks that comprise the Standard & Poor's 500 Bank Index and in approximately 63 per cent of the 500 companies comprising the 2001 Standard & Poor's Stock Price Index.

          The staggered board is an effort to balance two very important concerns, those being the need for shareholders to express their opinion about the Board's performance each year and the need for KeyCorp's directors to focus on KeyCorp's long-term success.

          In the opinion of KeyCorp's Board, a classified board of directors facilitates continuity and stability of leadership and policy by assuring that experienced individuals familiar with the corporation and its business will be on the board of directors at all times. A classified board of directors is also intended to prevent precipitous changes in the composition of the board and, thereby, serves to moderate corresponding precipitous changes in the corporation's policies, business strategies, and operations. A classified board protects shareholder interests from coercive attempts from outsiders to gain control. As current newspaper headlines demonstrate, no company, regardless of its size, is immune to a take-over attempt. Board classification is intended to encourage any person seeking to acquire control of KeyCorp to initiate such an action through arm's-length negotiations with the Board of Directors so as to benefit KeyCorp's shareholders.

          This proposal requests the Board to take all steps necessary to cause the annual election of all directors. One of those steps would be to amend KeyCorp's Regulations. Under KeyCorp's Regulations, the provisions providing for a classified Board may only be amended, repealed or altered by the affirmative vote of the holders of shares entitling them to exercise three-quarters of the voting power of KeyCorp on such proposal unless such amendment, repeal, or alteration is recommended by two-thirds of the Board of Directors, in which case the amendment, repeal, or alteration would require the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of KeyCorp on such proposal. If this proposal is approved by the shareholders at this Annual Meeting and the Board of

     Directors were to determine to submit a repeal or amendment of the provisions in KeyCorp's Regulations providing for a classified Board to the shareholders for a vote at a future meeting, approval of the repeal or amendment would require the affirmative vote of three-quarters of KeyCorp's Common Shares unless two-thirds of the Board of Directors were to recommend approval of such repeal or amendment. A vote in favor of this proposal is an advisory recommendation to the Board of Directors.

          Vote Required. Approval of this proposal will require the affirmative vote of a majority of the KeyCorp Commons Shares represented in person or by proxy at the Annual Meeting.

          THE BOARD OF DIRECTORS OF KEYCORP UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.]

                                   ISSUE FIVE

                              INDEPENDENT AUDITORS

     The Board of Directors of KeyCorp, acting upon the recommendation of its Audit and Risk Review Committee, has appointed Ernst & Young LLP ("Ernst & Young") as its independent auditors to examine the financial statements of KeyCorp and its subsidiaries for the year 2002. The Board of Directors recommends ratification of the appointment of Ernst & Young. The favorable vote of the holders of a majority of the KeyCorp Common Shares represented in person or by proxy at the Annual Meeting will be required for such ratification.

     A representative of Ernst & Young will be present at the meeting with an opportunity to make a statement if such representative desires to do so and to respond to appropriate questions.

     Although shareholder approval of this appointment is not required by law or binding on the Board, the Board believes that shareholders should be given the opportunity to express their views. If the shareholders do not ratify the appointment of Ernst & Young as KeyCorp's independent auditors, the Board will consider this vote in determining whether or not to continue the engagement of Ernst & Young.

                               EXECUTIVE OFFICERS

     The executive officers of KeyCorp are principally responsible for making policy for KeyCorp, subject to the supervision and direction of KeyCorp's Board of Directors. All officers are subject to annual election at the annual organizational meeting of the directors. Messrs. Clutterbuck and Meyer have employment agreements with KeyCorp.

     There are no family relationships among directors, nominees or executive officers. Other than Mr. Clutterbuck, all have been employed in officer capacities with KeyCorp or one of its subsidiaries for at least the past five years.

     Set forth below are the names and ages of the executive officers of KeyCorp as of January 1, 2002, positions held by them during the past five years and the year from which held, and, in parentheses, the year they first became executive officers of either KeyCorp or Old Key.

JAMES S. BINGAY (58)

     1999 to present: Senior Executive Vice President, KeyCorp; Previously, Executive Vice President, KeyCorp. (1990)

ROBERT T. CLUTTERBUCK (51)

     2001 to present: Senior Executive Vice President, KeyCorp; 2000 to present:
Chief Executive Officer, McDonald Investments Inc.; 2000-2001: Executive Vice President, KeyCorp; 1998-2000: President, McDonald Investments Inc.; 1994-1998:
President, McDonald & Company Investments, Inc., (2000)

R. B. HEISLER, JR. (53)

     1996 to present: Executive Vice President, KeyCorp. (1996)

THOMAS E. HELFRICH (51)

     1995 to present: Executive Vice President, KeyCorp. (1995)

LEE G. IRVING (53)

     1995 to present: Executive Vice President and Chief Accounting Officer, KeyCorp. (1986)

JACK L. KOPNISKY (45)

     2001 to present: Senior Executive Vice President, Consumer Banking, KeyCorp; 2000-2001: Executive Vice President, KeyCorp; 1998-1999: President, Retail Banking, KeyBank National Association; Previously, Chairman, Chief Executive Officer, and President, Key Investments Inc. (subsidiary of KeyCorp).
(1999)

HENRY L. MEYER III (52)

     2001 to present: Chairman, President, and Chief Executive Officer, KeyCorp; 1997-2001: President and Chief Operating Officer, KeyCorp; 1996-1997: Vice Chairman of the Board and Chief Operating Officer, KeyCorp. (1987)

ROBERT G. RICKERT (41)

     2001 to present: Executive Vice President, KeyCorp; 1998-2001: Executive Vice President, KeyBank National Association; 1997-1998: Executive Vice President, Key Services Corporation (subsidiary of KeyCorp); 1997: Senior Vice President, Key Services Corporation; 1996-1997: Vice President, Key Services Corporation. (2000)

K. BRENT SOMERS (53)

     1996 to present: Senior Executive Vice President and Chief Financial Officer, KeyCorp. (1996)

THOMAS C. STEVENS (52)

     2001 to present: Vice Chairman, Chief Administrative Officer, and Secretary; 1997-2001: Senior Executive Vice President, General Counsel and Secretary, KeyCorp; 1996-1997: Executive Vice President, General Counsel and Secretary, KeyCorp. (1996)

                       COMPENSATION OF EXECUTIVE OFFICERS

     Summary. The following table sets forth the compensation paid by KeyCorp and its subsidiaries for each of the previous three years to Henry L. Meyer III (who began serving as KeyCorp's Chief Executive Officer on February 1, 2001 and as Chairman on May 17, 2001) and each of the remaining four highest paid executive officers of KeyCorp at December 31, 2001. The tables also set forth the compensation paid by KeyCorp to Robert W. Gillespie who retired as Chairman and Chief Executive Officer during 2001.

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                      ------------------------------------------   -------------------------------
                                                                                         AWARDS           PAYOUTS
                                                                                   -------------------   ---------
                                                                                       SECURITIES        LONG-TERM
                                                                  OTHER ANNUAL         UNDERLYING        INCENTIVE
 NAME AND PRINCIPAL POSITION   YEAR    SALARY       BONUS        COMPENSATION(4)     OPTIONS/SARS(#)      PAYOUTS
 ---------------------------   ----    ------       -----        ---------------     ---------------     ---------

Henry L. Meyer III             2001   $814,583    $        0              --             400,000                0
  Chairman, President, and     2000    687,501       526,500              --             200,000                0
  Chief Executive Officer      1999    637,501       526,500              --             160,000          296,992(5)

Thomas C. Stevens              2001    495,000             0              --             150,000                0
  Vice Chairman, Chief         2000    436,250       285,000              --              50,000                0
  Administrative Officer, and  1999    420,000       275,000              --              50,000          177,562(5)
  Secretary

Robert T. Clutterbuck          2001    243,750     1,289,583(3)           --              84,000                0
  Senior Executive Vice        2000    175,000     1,425,000              --             161,000                0
  President                    1999    175,000     1,325,000              --              65,264                0

K. Brent Somers                2001    461,250             0              --             150,000                0
  Senior Executive Vice        2000    446,875       300,000              --              50,000                0
  President and Chief          1999    437,500       275,000              --              50,000          188,642(5)
  Financial Officer

James S. Bingay                2001    446,250             0              --             150,000                0
  Senior Executive             2000    432,500       225,000              --              80,000                0
  Vice President(1)            1999    372,917       425,000              --              80,000          117,416(5)

Robert W. Gillespie            2001    373,911             0              --             400,000                0
  Retired Chairman             2000    990,000     1,012,500              --             400,000                0
  of the Board and             1999    990,000     1,012,500              --             320,000          458,439(5)
  Chief Executive Officer(2)

                                  ALL OTHER
                                 COMPENSATION
                               ----------------

 NAME AND PRINCIPAL POSITION
 ---------------------------
Henry L. Meyer III                $   48,875(6)
  Chairman, President, and            98,485
  Chief Executive Officer            112,818
Thomas C. Stevens                     29,700(7)
  Vice Chairman, Chief                58,946
  Administrative Officer, and         69,111
  Secretary
Robert T. Clutterbuck                519,971(8)
  Senior Executive Vice            1,018,170
  President                           63,375
K. Brent Somers                       27,675(9)
  Senior Executive Vice               62,378
  President and Chief                 70,439
  Financial Officer
James S. Bingay                       26,775(10)
  Senior Executive                    52,906
  Vice President(1)                   74,003
Robert W. Gillespie                5,101,446(11)
  Retired Chairman                   181,265
  of the Board and                   207,624
  Chief Executive Officer(2)

---------------

 (1) Mr. Bingay retired as Senior Executive Vice President on March 31, 2002.

 (2) Mr. Gillespie retired as Chief Executive Officer on February 1, 2001 and as Chairman on May 17, 2001.

 (3) Minimum annual bonus for 2001 pursuant to employment agreement between
     KeyCorp and Mr. Clutterbuck described on pages   - of the Proxy Statement.

 (4) Other annual compensation received in the respective fiscal years was in the form of perquisites, the amount of which did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the executive.

 (5) Amounts awarded under the KeyCorp Long Term Cash Incentive Compensation Plan for the three year cycle ending in 1999, whether paid in cash or deferred.

 (6) $10,200 (amount contributed under the KeyCorp 401(k) Savings Plan); $38,675 (amount contributed under the KeyCorp Excess 401(k) Savings Plan).

 (7) $10,200 (amount contributed under the KeyCorp 401(k) Savings Plan); $19,500 (amounts contributed under the KeyCorp Excess 401(k) Savings Plan and the KeyCorp Deferred Compensation Plan).

  (8) $10,200 (amount contributed under KeyCorp 401(k) Savings Plan); $69,771 (amount contributed under the KeyCorp Deferred Compensation Plan); $440,000 (retention cash payment in connection with KeyCorp's acquisition of McDonald Investments, Inc.).

  (9) $10,200 (amount contributed under the KeyCorp 401(k) Savings Plan); $17,475 (amount contributed under the KeyCorp Excess 401(k) Savings Plan).

 (10) $10,200 (amount contributed under the KeyCorp 401(k) Savings Plan); $16,575 (amount contributed under the KeyCorp Excess 401(k) Savings Plan).

 (11) $10,200 (amount contributed under the KeyCorp 401(k) Savings Plan); $12,235 (amount contributed under the KeyCorp Excess 401(k) Savings Plan); $5,079,011 (compensation and benefits payable pursuant to employment agreement, dated November 21, 1996).

     Option Grants. The following table provides information regarding grants of stock options made during the year ended December 31, 2001, to each of the executive officers named in the Summary Compensation Table.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                            -------------------------------------------------------------      POTENTIAL REALIZABLE VALUE
                              NUMBER OF          % OF TOTAL                                     AT ASSUMED ANNUAL RATES
                              SECURITIES          OPTIONS         EXERCISE                    OF STOCK PRICE APPRECIATION
                              UNDERLYING         GRANTED TO       OR BASE                       FOR TEN YEAR OPTION TERM
                               OPTIONS           EMPLOYEES         PRICE       EXPIRATION     ----------------------------
         NAME               GRANTED(#)(1)      IN FISCAL YEAR      ($/SH)         DATE            5%              10%
         ----               -------------      --------------     --------     ----------     -----------     ------------
Henry L. Meyer III             400,000              5.5%          $28.250      01/17/2011     $7,106,509      $18,009,290
Thomas C. Stevens              150,000              2.1%           28.250      01/17/2011      2,664,941        6,753,484
Robert T. Clutterbuck           75,000              1.0%           28.250      01/17/2011      1,332,470        3,376,742
                                 9,000              0.1%           24.975      03/14/2011        141,360          358,233
K. Brent Somers                150,000              2.1%           28.250      01/17/2011      2,664,941        6,753,484
James S. Bingay                150,000              2.1%           28.250      01/17/2011      2,664,941        6,753,484
Robert W. Gillespie            400,000              5.5%           28.250      01/17/2011      7,106,509       18,009,290

---------------

(1) Incentive Stock Options in an amount equal to the maximum number of Incentive Stock Options that can be granted under applicable provisions of the Internal Revenue Code were granted, and remaining options granted were non-qualified stock options.

     Other than the 9,000 options granted to Mr. Clutterbuck on March 14, 2001, the options reported in the preceding table were granted on January 17, 2001 at an exercise price equal to the market price of KeyCorp Common Shares on that date, which was $28.250. Based on this stock price, the market value of KeyCorp Common Shares at the end of the ten year option period using 5% and 10% compounded annual returns would be $46.016 and $73.273, respectively. The options granted to Mr. Clutterbuck on March 14, 2001 were granted at an exercise price of $24.975 which was also the market price of KeyCorp Common Shares on that date. Based on this stock price, the market value of KeyCorp Common Shares at the end of the ten year option period using 5% and 10% compounded annual returns would be $40.682 and $64.779, respectively.

     Option Exercises and Values. The following table provides information regarding exercises of stock options during the year ended December 31, 2001, by the executive officers named in the Summary Compensation Table, and the value of such officers' unexercised stock options as of December 31, 2001.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                     NUMBER OF SECURITIES
                                                                    UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                           OPTIONS/              IN-THE-MONEY OPTIONS/
                                    SHARES                            SARS AT FY-END (#)           SARS AT FY-END($)
                                 ACQUIRED ON         VALUE               EXERCISABLE/                EXERCISABLE/
             NAME                EXERCISE (#)       REALIZED            UNEXERCISABLE              UNEXERCISABLE(1)
             ----                ------------       --------        ----------------------       ---------------------
Henry L. Meyer III                  40,000         $  516,900           686,168/563,832           $4,038,220/304,830
Thomas C. Stevens                        0                  0           137,834/202,166              246,118/104,332
Robert T. Clutterbuck                    0                  0           165,235/336,420               38,040/236,312
K. Brent Somers                          0                  0           197,834/202,166              658,918/104,332
James S. Bingay                          0                  0           294,501/245,499            2,225,568/104,332
Robert W. Gillespie                230,000          2,206,430               1,670,000/0                  6,032,346/0

---------------

(1) Based on a December 31, 2001 mean between high and low prices for KeyCorp Common Shares which equaled $24.38.

     Long Term Incentive Compensation. Messrs. Meyer, Stevens, Somers, and Bingay are participants in the Long Term Incentive Plan for the 1998-2001 compensation period. No payments were made under the Plan for this cycle and no cycle began in 2001.

     Pension Plans. Substantially all officers and employees of KeyCorp and its participating subsidiaries participate in the KeyCorp Cash Balance Pension Plan (the "Pension Plan"). The Pension Plan is a cash balance plan that provides a quarterly benefit accrual on behalf of each participant based on the participant's years of vesting service and Pension Plan compensation. Additionally, participants who attained age 50 with 15 years of vesting service as of December 31, 1994 are also entitled, under the terms of the Pension Plan, to elect to receive either a grandfathered pension benefit or the cash balance benefit. Mr. Gillespie is the only executive appearing in the Summary Compensation Table on page , who was eligible under the Pension Plan to elect to receive either a grandfathered pension benefit or cash balance Pension Plan benefit.

     In addition to the Pension Plan, KeyCorp also maintains the KeyCorp Excess Cash Balance Pension Plan ("Excess Plan"). The Excess Plan credits Excess Plan participants with the cash balance Pension Plan benefit that would have accrued to the participant "but for" the compensation limits of Section 401(a)(17) and benefit accrual limits of Section 415 of the Internal Revenue Code. Messrs. Stevens, Clutterbuck, Somers, and Bingay participate in the Excess Plan.

     Certain officers (including Messrs. Meyer and Gillespie) participate in the KeyCorp Supplemental Retirement Plan ("Supplemental Retirement Plan"). The Supplemental Retirement Plan provides Plan participants with a Plan benefit which equals up to 63% of the participant's "final average compensation" when combined with the participant's Pension Plan benefit and age 65 social security benefit.

     For purposes of the Supplemental Retirement Plan the term "final average compensation" includes the participant's average annual compensation for the highest five consecutive years during the participant's last ten years of employment plus the highest five incentive compensation awards granted to the participant during the ten year period preceding the participant's retirement or termination date.

     The following table sets forth the estimated maximum annual benefits payable under the Pension Plan and related Excess Plan and Supplemental Retirement Plan to participants who (1) have such benefits under the Pension Plan and Excess Plan or Supplemental Retirement Plan, (2) attain Social Security retirement age as of December 31, 2001, and (3) elect to receive a single life annuity benefit payment. The benefits are not subject to any reduction for social security or other offset.

                               PENSION PLAN TABLE

                               ESTIMATED ANNUAL RETIREMENT BENEFITS
                              WITH INDICATED YEARS OF PARTICIPATION
AVERAGE COVERED   --------------------------------------------------------------
 REMUNERATION         15           20           25           30           35
---------------   ----------   ----------   ----------   ----------   ----------
  $  400,000      $  191,211   $  211,211   $  231,211   $  241,211   $  251,211
     600,000         287,211      317,211      347,211      362,211      377,211
     800,000         383,211      423,211      463,211      483,211      503,211
   1,000,000         479,211      529,211      579,211      604,211      629,211
   1,200,000         575,211      635,211      695,211      725,211      755,211
   1,400,000         671,211      741,211      811,211      846,211      881,211
   1,600,000         767,211      847,211      927,211      967,211    1,007,211
   1,800,000         863,211      953,211    1,043,211    1,088,211    1,133,211
   2,000,000         959,211    1,059,211    1,159,211    1,209,211    1,259,211
   2,400,000       1,151,211    1,271,211    1,391,211    1,451,211    1,511,211
   2,600,000       1,247,211    1,377,211    1,507,211    1,572,211    1,637,211

     Compensation for purposes of computing benefits under the Pension Plan and Excess Plan is total base pay and incentive compensation paid during a calendar year, including amounts deducted for the 401(k) and flexible benefits plans during such year, but does not include amounts attributable to stock options or receipt of non-cash remuneration that is included in the participant's income for Federal income tax purposes. Compensation for purposes of the Pension Plan and excess and supplemental plans is substantially the same as shown in the Summary Compensation Table after excluding stock options, "all other compensation," and "other annual compensation." Normal retirement age is 65. The Pension Plan requires 5 years of service for vesting. The Excess Plan requires 5 years of service and the attainment of age 55 for vesting purposes. The Supplemental Retirement Plan requires 10 years of service and the attainment of age 55 for vesting purposes. Messrs. Meyer and Gillespie were credited under the supplemental plan with 28 and 32 years service, respectively, and Messrs. Stevens, Clutterbuck, Somers, and Bingay were credited under the excess plan with 5, 3, 5, and 12 years service, respectively.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     KeyCorp's directors and certain officers are required to report their ownership and changes in ownership of KeyCorp Common Shares to the Securities and Exchange Commission. The Commission has established certain due dates for these reports. Mr. Stafford, a Director of KeyCorp, filed a single report of a sale of KeyCorp Common Shares three days late. KeyCorp knows of no other person who failed to timely file any such report during 2001.

                  EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

     KeyCorp is a party to employment agreements with Messrs. Meyer, Clutterbuck, and Gillespie, and to change of control agreements with 30 of its senior officers.

     Employment Agreement with Mr. Meyer. KeyCorp and Mr. Meyer are parties to an employment agreement pursuant to which Mr. Meyer is to be employed by KeyCorp as its Chairman, President, and Chief Executive Officer for a constantly renewing three year term at a base salary of not less than $950,000 per annum effective February 1, 2002 plus full participation in all incentive and other compensatory plans available generally to KeyCorp's executive officers. If Mr. Meyer's employment is terminated by KeyCorp without cause, he is to be paid an amount equal to three times the sum of his base salary and his average incentive compensation in a lump sum within 30 days after the termination, and he is to be provided the benefit of continuing participation in all KeyCorp retirement and savings plans and continuing medical, disability, and group term life insurance coverage, all through the third anniversary of the termination.

     Under the employment agreement, Mr. Meyer may consider himself constructively terminated if, at any time, his base salary is reduced other than in connection with an across-the-board salary reduction applicable to all executive officers of KeyCorp, he is excluded from full participation in any incentive or other compensatory plan applicable to executive officers of KeyCorp generally, he is demoted or removed from office, he is asked to resign when KeyCorp does not have cause for terminating his employment, or his principal place of employment is relocated outside of the Cleveland metropolitan area. In addition, Mr. Meyer may consider himself constructively terminated if, after a "change of control," as defined in the employment agreement, his base salary is reduced (whether or not in connection with any reductions of other base salaries), he is excluded from full participation in any incentive or other compensatory plan in effect during the year before the change of control unless a substitute plan providing similar benefits is made available, he is excluded from full participation in any incentive or other compensatory plan that is applicable to executive officers of the surviving entity generally, the annual incentive compensation paid to him during the two year period immediately following the change of control is less than his average annual incentive compensation before the change of control, the equity compensation opportunities provided to him during that same two year period are reduced from the equity compensation opportunities provided to him before the change of control, he determines in good faith that his position, duties, and responsibilities are materially reduced from those in effect before the change of control, he determines in good faith that as a result of the change of control, he is unable to continue to carry out his responsibilities and duties as Chairman of the Board and Chief Executive Officer, or the headquarters of the surviving entity is outside of the Cleveland metropolitan region.

     Under the employment agreement, KeyCorp will have "cause" to terminate Mr. Meyer's employment before a change of control if he commits a felony, acts dishonestly in a way that is materially inimical to the best interests of KeyCorp, competes with KeyCorp, or abandons and consistently fails to attempt to perform his duties or if a bank regulatory agency issues a final order requiring KeyCorp to terminate or suspend his employment. KeyCorp will have "cause" to terminate Mr. Meyer's employment after a change of control if he is convicted of a felony, acts dishonestly and feloniously in a way that is materially inimical to the best interests of KeyCorp, or competes with KeyCorp or if a bank regulatory agency issues a final order requiring KeyCorp to terminate or suspend his employment.

     If any amount of compensation otherwise payable to Mr. Meyer as earned would not be deductible by KeyCorp by reason of the disallowance rules of
Section 162(m) of the Internal Revenue Code but would be deductible if it were deferred until a later year, that amount of compensation will be so deferred until the earlier of the first date on which the compensation can be paid without disallowance of the deduction to KeyCorp or April 15 of the year immediately following the year in which Mr. Meyer ceases to be a covered employee of KeyCorp. Upon payment of any such deferred amounts of compensation, KeyCorp will pay to Mr. Meyer an additional amount for interest on the deferred amounts.

     Under the employment agreement, Mr. Meyer is entitled to continuing indemnification to the fullest extent permitted by Ohio law for actions against him by reason of his being or having been a director or officer of KeyCorp or any related entity and to payment of certain legal fees incurred in enforcing his rights under his employment agreement. The employment agreement also provides that, upon any termination of Mr. Meyer's employment before he attains age 55, other than a termination before he attains age 55 either by KeyCorp for cause or by his own voluntary resignation, Mr. Meyer's rights in KeyCorp's supplemental retirement plan will be fully vested.

     Agreement with Mr. Clutterbuck. KeyCorp and Mr. Clutterbuck are parties to an employment agreement extending until December 31, 2004, and pursuant to which Mr. Clutterbuck serves as the Chairman and Chief Executive Officer of Key Capital Partners and the Chief Executive Officer of McDonald Investments Inc.

     Pursuant to the terms of the employment agreement, Mr. Clutterbuck received as of the date of the employment agreement an annual salary of $200,000 in 2000 and no less than $200,000 in 2001 and each subsequent year during the term of the agreement. The employment agreement provides that Mr. Clutterbuck receive an annual bonus of no less that $1,300,000 for 2000 and that the sum of Mr. Clutterbuck's annual salary and annual bonus will not be less than $1,533,333 for 2001 and each subsequent year during the term of the agreement. In addition, Mr. Clutterbuck received a retention award in connection with KeyCorp's 1998 acquisition of McDonald & Company Investments, Inc. consisting of $2,200,000 in cash payments and non-qualified stock options to acquire 241,055 KeyCorp Common Shares. These retention payments and options become payable and exercisable over a period of five years ending in 2003. The employment agreement entitles Mr. Clutterbuck to participate in welfare and retirement benefit plans which are generally no less favorable, in the aggregate, than the plans in which he was entitled to participate before entering into the agreement.

     The employment agreement further provides that, upon termination of Mr. Clutterbuck's employment by KeyCorp other than for cause or by Mr. Clutterbuck for good reason, he will be entitled to a lump-sum cash payment equal to the sum of (i) his unpaid annual salary through the date of termination, (ii) a pro rata annual bonus (based on his three year average annual bonus) for the portion of the calendar year prior to the date of termination, (iii) any unpaid bonus for a prior year, and (iv) an amount equal to the product of (a) the number of years (including fractions) from the date of termination until the end of the term of the employment agreement and (b) the sum of his annual salary and the average annual bonus. Further, upon termination of Mr. Clutterbuck's employment by KeyCorp other than for cause or by Mr. Clutterbuck for good reason, Mr. Clutterbuck's unpaid retention payments and unvested retention options will become fully payable and exercisable, and Mr. Clutterbuck will be entitled to continuing health and welfare benefits until the end of the agreement's term, retiree medical benefits and vesting of all deferred compensation if termination occurs before October 24, 2003. Under the employment agreement, "cause" generally will exist if Mr. Clutterbuck commits a felony, continually and willfully fails (after written notice) to perform substantially his duties with Key Capital Partners, engages in gross misconduct which is materially and demonstrably injurious to Key Capital Partners or KeyCorp, discloses confidential information concerning or competes with KeyCorp, or engages in conduct that results in the permanent loss of his professional license or disqualification from serving in the capacities contemplated by the employment agreement. Mr. Clutterbuck generally may terminate the employment agreement for "good reason" if KeyCorp detrimentally alters or fails to comply with the terms of the employment agreement as they relate to Mr. Clutterbuck's position, reporting, or responsibilities, KeyCorp fails to comply with the compensation and benefit arrangements set forth in the employment agreement, KeyCorp takes certain actions that detrimentally affect the size of Key Capital Partners or the scope of products and services provided by Key Capital Partners, Mr. Clutterbuck's principal place of employment is relocated outside the Cleveland metropolitan area, KeyCorp fails to obtain an assumption agreement reasonably satisfactory to Mr. Clutterbuck from a successor to KeyCorp or purchaser of Mr. Clutterbuck's line of business, or Mr. Clutterbuck's employment is terminated other than in accordance with the employment agreement.

     If any amount of compensation otherwise payable to Mr. Clutterbuck as earned would not be deductible by KeyCorp by reason of the disallowance rules of
Section 162(m) of the Internal Revenue Code but would be deductible if it were deferred until a later year, that amount of compensation will be deferred pursuant to the terms of the KeyCorp Deferred Compensation Plan as in effect from time to time. Under the KeyCorp Deferred Compensation Plan, a plan participant is entitled to elect certain payment and investment options on a bookkeeping basis.

     Under the employment agreement, Mr. Clutterbuck is entitled to continuing indemnification to the fullest extent permitted by Ohio law for actions against him by reason of his being or having been a director or officer of KeyCorp or any related entity and to payment of certain legal fees incurred in enforcing his rights under his employment agreement.

     Mr. Clutterbuck is also a party to a change of control agreement (as described below) with KeyCorp. In the event Mr. Clutterbuck's employment is terminated under circumstances giving rise on his part to receiving continuing compensation, separation pay, or severance benefits under both his employment agreement and the change of control agreement, Mr. Clutterbuck may elect which agreement will apply, but not both.

     Employment Agreement With Mr. Gillespie. KeyCorp and Mr. Gillespie are parties to an employment agreement pursuant to which Mr. Gillespie served as KeyCorp's Chief Executive Officer as well as its Chairman of the Board. The employment agreement was entered into in 1996 and was derived from an employment agreement entered into with Mr. Gillespie in connection with the Old Key merger with Society in 1994. The employment agreement provides for two years of compensation and benefits to Mr. Gillespie through May 31, 2003, for a supplemental retirement benefit in an amount sufficient to provide Mr. Gillespie the same aggregate benefit that he would have received if he had continued in the employ of KeyCorp through his 65th birthday (by eliminating any reduction because he started receiving benefits before his 65th birthday and giving him credit for additional years of service for the period after his termination date and before his 65th birthday), and for the continued provision of a furnished office, amenities, and secretarial support, appropriate to his status as the former Chairman of the Board and Chief Executive Officer, through May 31, 2007.

     Under the employment agreement, Mr. Gillespie is entitled to continuing indemnification to the fullest extent permitted by Ohio law for actions against him by reason of his being or having been a director or officer of KeyCorp or any related entity; to payment of certain legal fees incurred in enforcing his rights under his employment agreement; and to ancillary benefits incident to the performance of his duties under that agreement.

     Change of Control Agreements. KeyCorp is a party to change of control agreements with 30 of its senior officers (including Messrs. Stevens, Clutterbuck, Somers, and Bingay) which provide in most cases that if, at any time within two years after the occurrence of a change of control, the officer's employment is terminated by KeyCorp (except for cause) or the officer terminates employment because the officer's base salary, incentive compensation or stock option opportunity is reduced or relocation is made a condition of the officer's employment, KeyCorp will (a) pay to the officer a lump sum severance benefit equal to three years' compensation (base salary and average incentive compensation), (b) pay the cost of continuing health benefits until the earlier of the expiration of the continuation period required by Federal law or the date the officer secures other employment, and (c) assure continued participation in all applicable KeyCorp retirement plans and savings plans for the period of thirty-six months from the termination date. Each change of control agreement also provides a three-month window period, commencing 15 months after the date of a change of control, during which the officer may voluntarily resign and receive a lump sum severance benefit equal to one and one half years' compensation (base salary and average incentive compensation) if, at any time before the executive's resignation, (a) the executive determines in good faith that the executive's position, responsibilities, duties, or status with KeyCorp are materially less than or reduced from those in effect before the change of control or that the executive's reporting relationships with superior executive officers have been materially changed from those in effect before the change of control, or (b) the headquarters that was the executive's principal place of employment before the change of control (whether KeyCorp's headquarters or a regional headquarters) is relocated to a site outside of the greater metropolitan area in which that headquarters was located before the change of control. For purposes of the change in control agreements, "cause" includes conviction of a felony, dishonesty in the course of employment that constitutes a felony and is inimical to the best interest of KeyCorp or a subsidiary, imposition by a bank regulatory agency of a final order of suspension or removal, or competing with KeyCorp.

     Section 280G Excise Tax on Payments. In general, the employment and change of control agreements to which KeyCorp is a party provide for a tax gross-up if any payment exceeds the Section 280G limits so that the officer will receive the same after-tax payment as would have been the case if Section 280G did not apply.

                    COMPENSATION AND ORGANIZATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     KeyCorp's Board of Directors has delegated to its Compensation and Organization Committee (the "Committee") responsibility for executive compensation.

BACKGROUND ON OVERALL PROGRAM

     In designing KeyCorp's executive compensation program, KeyCorp and the Committee concluded that the program should:

          - Operate as a primary motivator in driving executive decisions and activities to enhance shareholder value.

          - Pay total compensation that is commensurate with KeyCorp's performance as compared with other comparable financial institutions.

          - Promote a strong pay for performance culture by ensuring that highly competitive compensation is conditioned upon the attainment of challenging objectives.

          - Permit KeyCorp to attract, retain, and motivate the best available executive talent by providing competitive pay opportunities.

          - Serve to retain high performing individuals by designing appropriate retention devices and providing deferred compensation opportunities.

          - Encourage substantial share ownership by executives.

     The executive compensation program -- including the establishment of job grades, salary ranges and market points (the approximate average salary for executives in similar jobs in the marketplace), and the assignment of senior executives to job grades based upon their responsibilities -- was designed and implemented with the advice of an independent outside executive compensation consultant. Jobs within KeyCorp are valued on the basis of market median total compensation levels at peer companies rather than on the basis of internal job relationships within KeyCorp.

     Under the compensation program adopted by KeyCorp and the Committee, the total value of KeyCorp's compensation for executives will be positioned at the median total compensation at peer companies for the comparable position, although the individual compensation elements (base salary, annual and long term incentive compensation, and stock options) may vary from peer medians. The Committee each year identifies the companies to be included in the peer group. The 2001 peer group included 11 bank holding companies that, in the Committee's judgment, have similar characteristics as KeyCorp. The 2001 peer group is
identified in the paragraph above the stock performance graph on page      of
this Proxy Statement.

     KeyCorp has also established stock ownership guidelines for its senior executives which specify that KeyCorp's Chief Executive Officer should own KeyCorp Common Shares with a value equal to at least five times the Chief Executive Officer's annual salary, senior executives reporting directly to the Chief Executive Officer (which includes Messrs. Stevens, Bingay, Clutterbuck and Somers) should own KeyCorp Common Shares with a value equal to at least two times their salary, and all other senior executives participating in

KeyCorp's long term incentive compensation plan should own KeyCorp Common Shares with a value at least equal to their salary. Newly hired executives have a reasonable period of time to achieve the level of ownership set forth in the guidelines. For purposes of these guidelines, Common Shares include shares actually owned by the executive as well as phantom shares owned under KeyCorp's Excess 401(k) Savings Plan and deferred compensation plans. At December 31, 2001, the senior executives covered by KeyCorp's stock ownership guidelines owned, in the aggregate, 223% of the KeyCorp Common Shares specified by the guidelines.

     The Committee on a regular periodic basis reviews each of the major elements of the overall compensation program (i.e. salary, annual and long term incentive compensation, and stock options) to determine whether that major element is competitive in the marketplace and effective in incenting desired performance behavior. In order to assist it with these periodic reviews, the Committee generally retains an independent outside executive compensation consultant.

2001 COMPENSATION

     Adjustments to an individual executive's salary are considered annually using competitive market comparisons and considering the executive's contribution to KeyCorp's success and accomplishment of individual and unit goals. The Committee has determined that KeyCorp will be better able to motivate executives to achieve superior financial performance if a relatively large portion of senior executive compensation is "at risk", i.e. subject to incentive compensation plans. Consistent with this approach, annual salary adjustments in 2001 for senior executives as a group averaged approximately 4 percent excluding promotional salary adjustments in connection with executives being assigned expanded job responsibilities.

     "At risk" incentive compensation is designed to provide KeyCorp's senior executives with less total compensation than that of senior executives of peer companies in periods when KeyCorp's performance is poorer than performance of peer companies and to provide superior total compensation when performance is superior to the performance of such companies. KeyCorp maintains both short term incentive compensation plans focused primarily on annual operating performance and long term incentive compensation plans aimed at consistent achievement of financial objectives over a multi-year performance cycle.

     Generally speaking, the senior corporate officers of KeyCorp (including Messrs. Meyer, Stevens, Somers and Gillespie) participate in the annual incentive compensation plan described in the next paragraph. There are also various short term incentive compensation plans or arrangements for the different lines of business within KeyCorp. The performance metrics for these line of business plans are formulated based upon individual line of business operating plans and objectives. In the case of senior line of business officers (including Messrs. Bingay and Clutterbuck), their annual incentive compensation is based upon a combination of the Corporation's overall performance (as discussed in the next paragraph) and the performance of their respective line of business.

     Under KeyCorp's annual incentive compensation plan as in effect for 2001, the Committee, at the beginning of the year, selects one or more financial criteria or performance factors and, if more than one factor is selected, assigns a weight to each factor. The factors are adjusted annually to incent specific performance behavior designed to achieve the Corporation's operating plan for the year. For 2001, the Committee selected two factors: core earnings per share growth (with a 60% weighting) and return on equity (with a 40% weighting). For each factor, threshold, target and maximum performance goals are established. In establishing the target the Committee considers KeyCorp's operating plan for the current year, the outlook for the industry and the peer group, and the median performance of the peer companies with respect to that factor during the preceding 3 and 5 year periods. At the conclusion of the year, KeyCorp's actual performance on each of the factors is determined with the threshold being 50%, the target being 100%, and the maximum being 300%. If the threshold is not achieved for a factor, zero is assigned to that factor. Based on all the factors, a target pool percentage is mathematically established between 0% and 300%. The Committee has the discretion to increase or decrease by 30% the mathematically determined percentage. In addition, the Committee has the discretion to establish a target pool percentage at 25% (or such higher or lower percentage as the Committee determines to be appropriate), notwithstanding that KeyCorp has not met a minimal performance goal, if the Committee determines that one or more lines of business have had a level of performance deserving of incentive awards. Once the target pool percentage is established, it is multiplied against a target pool. The target pool is determined by adding up for each officer who is eligible to participate in the plan a specific percentage (ranging from 15% to 125%) of the market point of the officer's job grade (for example, if an officer is in job grade 86, 25% of such officer's salary market point would be included in the target pool). Multiplying the target pool percentage against the target pool establishes the actual pool of incentive compensation available for distribution. Individual payouts are based on the individual officer's performance and contribution to KeyCorp, taking into account the performance and contribution of the group or line of business in which the officer works. An officer may receive no incentive compensation in any given year and the plan does not restrict the maximum incentive award that may be paid to an individual participant so long as it is within the actual pool of incentive compensation available for distribution for the year.

     Utilizing the discretion authorized by the plan, the Committee set the target pool percentage for 2001 at 25%. In the Committee's view, KeyCorp's 2001 performance was impacted by industry-wide trends including increased credit costs and credit quality issues and depressed economic conditions, especially:
(i) for market-sensitive businesses such as equity capital markets, investment banking, brokerage, and principal investing, and (ii) in the manufacturing sector in the Midwest where a substantial portion of KeyCorp's banking franchise is located. Furthermore, upon the succession of Mr. Meyer as Chairman in May 2001, the Board approved a series of actions to sharpen the strategic focus of KeyCorp on relationship-based businesses and to exit low return or higher risk non-relationship businesses (such as auto leasing and non-relationship structured finance). As a result of these strategic actions, KeyCorp incurred a large, non-recurring charge. Throughout 2001, KeyCorp was highly successful in implementing its Perform, Excel, Grow (PEG) productivity initiative. Also, certain lines of business, such as retail banking and commercial real estate, had a strong year. On the whole, however, 2001 was a difficult year for KeyCorp, largely because of the strategic actions taken in May and increased credit costs, which resulted in a large charge in December 2001 to strengthen Key's loan loss reserve. Consequently, in establishing a target pool percentage of 25%, the Committee determined that the senior leadership of KeyCorp should not receive any annual incentive compensation for 2001 unless the particular executive's line of business or responsibility had a strong year or pursuant to contractual requirements. Of the most senior management group of KeyCorp (i.e. direct reports to the Chief Executive Officer), none received incentive compensation for 2001 other than a single executive pursuant to contract. In addition, none of the most senior executives leading staff areas received any 2001 incentive compensation. Of the senior line of business leaders, approximately 50% received no incentive compensation. Of those receiving incentive compensation, it was based on line of business performance or contractual requirements. With respect to the balance of the officers and employees of KeyCorp, the Committee directed management to differentiate so that the limited incentive compensation available for 2001 would be primarily directed to high-performing officers and employees whose retention was critical.

     KeyCorp has a long term incentive compensation plan under which the Committee establishes objective criteria to judge KeyCorp's financial performance over a four year cycle. A new four year cycle commences every other year, which means that there is a payout under the plan every other year. No new four year cycle commenced in 2001. For the four year cycle 1998-2001, the objective criteria selected by the Committee were cumulative reported earnings per share and average return on equity. Applying the objective criteria, there was no payout for the 1998-2001 cycle.

     The Committee believes that senior executives will be motivated, and their financial interests will be aligned with those of common shareholders, if stock options are awarded to senior executives. The Committee determines the stock option policies and makes the actual grants of options. It is the Committee's policy not to reprice options. The options awarded are non-qualified options except that, for senior executives, the Committee grants incentive stock options up to the maximum limit prescribed by the Internal Revenue Code, with any balance of options awarded being non-qualified.

     With respect to options granted on or after January 1, 2001, the Committee adopted a policy that if an employee engages in "harmful activity" prior to or within six months after termination of employment with KeyCorp, then any profits realized upon the exercise of any covered option on or after one year prior to termination of employment shall inure to the benefit of KeyCorp and all unexercised covered options shall be forfeited. Harmful activity is broadly defined to include wrongful use or disclosure of, or failure to return, confidential information of KeyCorp, soliciting or doing a competing business with a customer of KeyCorp, or soliciting or hiring any other employee of KeyCorp.

     In general, the number of options granted to an executive is based on the executive's job grade. During 2000, the Committee, with the assistance of an independent outside executive compensation consultant, reviewed market data as to a competitive number of options to be awarded at each job grade level and the Committee adjusted (either immediately or effective 2001) the target level of options at each job grade level.

     With respect to the Chairman and/or Chief Executive Officer (Messrs. Gillespie and Meyer during different portions of 2001) and certain senior executives reporting directly to them, the Committee has determined that options covering a specific number of shares of KeyCorp should be granted based on the job position. For other executives the Committee has established a threshold, target, and maximum number of shares to be covered by options for each job grade. Within these guidelines, the Committee bases grants of stock options on management's recommendation and other factors the Committee deems relevant.

     The aggregate number and vesting terms of options may vary depending on the Committee's judgment of the best form of long term motivation appropriate under the particular circumstances. Generally options granted in 2001 vest one-third each year, resulting in full vesting after three years. In 2001, 1,514 executives of KeyCorp (including Messrs. Meyer, Stevens, Bingay, Clutterbuck, Somers and Gillespie) were awarded options covering 5,656,666 KeyCorp Common Shares.

     Salary adjustments for senior executives of KeyCorp, the annual and long term incentive compensation payments to such executives, and the grant of stock options are based upon the above methodology. In the case of executives with employment contracts, the same methodology is applied subject to compliance with salary and bonus minimums specified in such contracts. In the case of executives other than Mr. Meyer, the Committee also solicited from Mr. Meyer an evaluation of such executive's performance and a compensation recommendation, which evaluation and recommendation are additional factors considered by the Committee, in its sole discretion, in applying the above methodology.

     Internal Revenue Code Section 162(m) precludes a public corporation from taking an income tax deduction for compensation in excess of $1 million for its chief executive officer or any of its four other highest paid executive officers. Certain performance-based compensation is exempted from the limit upon deductibility. (For example, any compensation derived from the exercise of stock options under employee stock option plans of KeyCorp is exempt from this limit). KeyCorp's short term and long term incentive compensation plans provide that the Committee, in its sole discretion, has the authority to require deferral of payment of all or a portion of awards under any such plan if the Committee determines that KeyCorp would be denied a deduction for federal income tax purposes for such award or the portion thereof.

     Messrs. Meyer and Gillespie each have an employment agreement with KeyCorp
(see pages      of this Proxy Statement).

     Mr. Meyer's salary was increased to $825,000, effective February 1, 2001, upon his becoming Chief Executive Officer of KeyCorp. In setting Mr. Meyer's salary the Committee reviewed market data and consulted with a compensation expert. The decision was made to increase Mr. Meyer's base salary to market median in steps over a two to three year period. Mr. Gillespie last received a base salary increase effective April 1, 1998. Mr. Gillespie received no base salary increase in 2001. As is the case of other senior executives, Messrs. Meyer and Gillespie participated in 2001 in KeyCorp's Annual Incentive Plan. As discussed above, the Committee determined that, in light of KeyCorp's 2001 financial performance, neither Mr. Meyer nor Mr. Gillespie would receive any annual incentive compensation for 2001. Notwithstanding that Mr. Meyer received no incentive compensation for 2001, the Committee was well satisfied with his performance for 2001, including his leadership in sharpening KeyCorp's strategic focus, his decisive action in addressing the need to strengthen the loan loss reserve, his focus in implementing the PEG productivity initiative, and his drive for improved financial performance.

Compensation and Organization Committee
Board of Directors
KeyCorp

       Cecil D. Andrus
       William G. Bares (Chair)
       Albert C. Bersticker*
       Edward P. Campbell
       Alexander M. Cutler

---------------

* Mr. Bersticker is retiring as a director as of the Annual Meeting. He was, however, a member of the Compensation and Organization Committee when it submitted the Report on Executive Compensation.

                                 AUDIT MATTERS

                                   AUDIT FEES

     Ernst & Young billed KeyCorp in the aggregate $1,625,000 for fees for professional services rendered in connection with the audit of KeyCorp's annual financial statements for the year ended December 31, 2001 and reviews of financial statements included in KeyCorp's Forms 10-Q for 2001.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Ernst & Young did not bill KeyCorp in 2001 for fees for professional services in connection with financial information systems design and implementation.

                                 ALL OTHER FEES

     Ernst & Young billed KeyCorp in the aggregate $7,695,000 for 2001 for fees other than fees for audit services. Included in this amount are audit related fees of $2,623,000 relating to KeyCorp registration statements under the Securities Act of 1993, accounting consultations, comfort letters and consents and separate audits of KeyCorp subsidiaries and benefit plans. The balance of the fees relate to tax and actuarial services. No consulting fees were paid to Ernst & Young in 2001.

                  AUDIT AND RISK REVIEW COMMITTEE INDEPENDENCE

     The members of KeyCorp's Audit and Risk Review Committee are independent (as independence is defined by the applicable provisions of the New York Stock Exchange listing standards).

                     AUDIT AND RISK REVIEW COMMITTEE REPORT

     The Audit and Risk Review Committee of the KeyCorp Board of Directors is composed of five outside directors and operates under a written charter adopted by the Board of Directors. The Committee annually recommends to the Board of Directors, subject to shareholder ratification, the selection of KeyCorp's independent auditors.

     Management is responsible for KeyCorp's internal controls and financial reporting process. Ernst & Young, KeyCorp's independent auditors, is responsible for performing an independent audit of KeyCorp's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to provide oversight to these processes.

     In fulfilling its oversight responsibility, the Committee relies on the accuracy of financial and other information, opinions, reports, and statements provided to the Committee. Accordingly, the Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Nor does the Committee's oversight assure that the audit of KeyCorp's financial statements has been carried out in accordance with generally accepted auditing standards or that the Audited Financial Statements are presented in accordance with generally accepted accounting principles.

     The Committee has reviewed and discussed the audited financial statements of KeyCorp for the year ended December 31, 2001 ("Audited Financial Statements") with KeyCorp's management. In addition, the Committee has discussed with Ernst & Young the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Committee has received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee has discussed with Ernst & Young its independence from KeyCorp. The Committee has considered whether Ernst & Young's provision of non-audit services to KeyCorp is compatible with maintaining Ernst & Young's independence.

     Based on the foregoing review and discussions and relying thereon, the Committee has recommended to KeyCorp's Board of Directors the inclusion of the Audited Financial Statements in KeyCorp's Annual Report for the year ended December 31, 2001 on Form 10-K, to be filed with the Securities and Exchange Commission.

The Audit and Risk Review Committee
Board of Directors
KeyCorp
       Dr. Carol A. Cartwright
       Steven A. Minter
       Bill R. Sanford
       Dennis W. Sullivan (Chair)
       Peter G. Ten Eyck, II

                        KEYCORP STOCK PRICE PERFORMANCE

     The following graph compares the stock price performance of KeyCorp's Common Shares (assuming reinvestment of dividends) with that of the Standard & Poor's 500 Index and a peer group of eleven other major regional banks ("Peer Group"). The Peer Group is established annually by the Compensation and Organization Committee and consists of banks that the Committee determines to be most comparable to KeyCorp in asset size, type of business and other characteristics. The Compensation and Organization Committee may make adjustments to the Peer Group to take into account changes occurring in the industry or changes in a Peer Group member, such as a merger, acquisition, or a similar event concerning a Peer Group member. The members of the Peer Group are Bank One Corporation, BB&T Corporation, Comerica Incorporated, Fleet Financial Group, Inc., Huntington Bancshares Incorporated, National City Corporation, PNC Financial Services Group, Inc., SunTrust Banks, Inc., U.S. Bancorp, Wachovia Corporation, and Wells Fargo & Company. The Peer Group changed in 2001 because of the merger of First Union Corporation and Wachovia Corporation, the merger of U.S. Bancorp and Firstar Corporation, and the addition of BB&T Corporation.

                  KEYCORP STOCK PERFORMANCE GRAPH* (1996-2001)
AVERAGE ANNUAL TOTAL RETURNS
KeyCorp                           3%
Peer Group                        9%
S&P 500                          11%

                                                         KEYCORP                   PEER GROUP                    S&P 500
                                                         -------                   ----------                    -------
12/31/96                                                    100                         100                         100
                                                          97.29                      104.34                      102.68
6/30/97                                                  112.39                      122.06                      120.61
                                                         128.88                      139.25                      129.64
12/31/97                                                 144.33                       152.3                      133.37
                                                         155.21                      172.32                      151.98
6/30/98                                                  147.13                      165.25                         157
                                                         120.26                      144.43                      141.38
12/31/98                                                 134.25                      174.24                      171.44
                                                         128.19                      165.02                      179.99
6/30/99                                                  136.89                      172.86                      192.67
                                                         110.93                      141.16                      180.64
12/31/99                                                  96.04                       133.6                      207.52
                                                          83.83                      137.86                      212.28
6/30/00                                                   78.85                      120.79                      206.64
                                                         114.88                      147.94                      204.64
12/31/00                                                 128.63                      161.01                      188.62
                                                          119.9                      157.65                      166.28
6/30/01                                                  122.54                       158.6                      175.99
                                                         114.82                      150.35                      150.05
12/31/01                                                 117.25                      153.06                      166.22

    * This stock price performance is not necessarily indicative of future price performance.

                    SHARE OWNERSHIP AND PHANTOM STOCK UNITS

     Five Percent Beneficial Ownership. KeyCorp has been advised that as of December 31, 2001, the following shareholder appeared to own more than 5% of the outstanding KeyCorp Common Shares:

                                                               AMOUNT AND NATURE       PERCENT OF
                                                                 OF BENEFICIAL        COMMON SHARES
NAME AND ADDRESS                                                   OWNERSHIP           OUTSTANDING
----------------                                              --------------------    -------------
AXA Financial*..............................................       24,810,415              5.9%

     Beneficial Ownership of Common Shares and Investment in Phantom Stock Units. The following table lists current continuing directors of and nominees for director of KeyCorp, the executive officers included in the Summary Compensation Table, and all directors, nominees, and executive officers of KeyCorp as a group. The table sets forth certain information with respect to (1) the amount and nature of beneficial ownership of KeyCorp Common Shares, (2) the number of phantom stock units, if any, and (3) total phantom stock units and beneficial ownership of KeyCorp Common Shares for such current continuing directors, nominees for director, and executive officers. The information
provided is as of January 1, 2002 or, in the case of                     , March
15, 2002, which is the date                     became a director of KeyCorp.

                                                                                              TOTAL PHANTOM
                                     AMOUNT AND NATURE OF      PERCENT OF      PHANTOM       STOCK UNITS AND
                                     BENEFICIAL OWNERSHIP    COMMON SHARES      STOCK      BENEFICIAL OWNERSHIP
NAME                                 OF COMMON SHARES(3)     OUTSTANDING(4)    UNITS(5)      OF COMMON SHARES
----                                 --------------------    --------------    --------    --------------------
Cecil D. Andrus....................          51,600               --                --             51,600
William G. Bares...................          68,400               --            23,431             91,831
James S. Bingay(1).................         387,242               --            15,483            402,725
Edward P. Campbell.................          31,100               --             4,050             35,150
Dr. Carol A. Cartwright............          35,228               --             1,964             37,192
Robert T. Clutterbuck(1)...........         499,182               --             2,913            502,095
Alexander M. Cutler................          23,800               --             1,890             25,690
Robert W. Gillespie(1).............       1,763,318               --            95,616          1,858,934
Henry S. Hemingway(2)..............         204,880               --                --            204,880
Charles R. Hogan...................         379,938               --                --            379,938
Douglas J. McGregor................          50,188               --            10,233             60,421
Henry L. Meyer III(1)..............       1,055,662               --            49,442          1,105,104
Steven A. Minter...................          66,158               --            26,038             92,196
Bill R. Sanford....................          31,800               --                --             31,800
K. Brent Somers(1).................         302,295               --            17,706            320,001
Ronald B. Stafford.................          94,714               --                --             94,714
Thomas C. Stevens(1)...............         248,012               --            20,361            268,373
Dennis W. Sullivan.................          65,000               --            57,375            122,375
Peter G. Ten Eyck, II..............          85,736               --                --             85,736
______________.....................                               --
                                          ---------                            -------          ---------
All directors, nominees and
  executive officers as a group
  (26).............................       6,461,887               --           376,363          6,838,250

---------------

(*) The information set forth above is based on a joint filing with the Securities and Exchange Commission on Schedule 13G by AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, all located at 370, rue Saint Honore, 75001 Paris, France; AXA Courtage Assurance Mutuelle, located at 26, rue Louis le Grand, 75002 Paris, France; AXA, located at 25, avenue Matignon, 75008 Paris, France; and AXA Financial, Inc., located at 1290 Avenue of the Americas, New York, New York 10104.

(1) With respect to KeyCorp Common Shares beneficially held by these individuals or other executive officers under the KeyCorp 401(k) Savings Plan, the shares included are as of December 31, 2001.

(2) Certain of these KeyCorp Common Shares are held in trusts over which Mr. Hemingway, as a co-trustee, has shared power to vote and dispose of such Common Shares.

(3) Includes options vested as of March 2, 2002. The directors, nominees, and executive officers listed above hold vested options as follows: Mr. Andrus 48,600; Mr. Bares 62,600; Mr. Bingay 373,334; Mr. Campbell 29,100; Ms.
    Cartwright 34,600; Mr. Clutterbuck 198,568; Mr. Cutler 21,800; Mr. Gillespie 1,670,000; Mr. Hemingway 71,636; Mr. Hogan 71,636; Mr. McGregor 48,600; Mr.
    Meyer 883,334; Mr. Minter 62,600; Mr. Sanford 21,800; Mr. Somers 283,334;
    Mr. Stafford 80,672; Mr. Stevens 223,334; Mr. Sullivan 62,600; Mr. Ten Eyck 80,672; ________________________; all directors, nominees, and executive officers as a group 5,131,587.

(4) No director or executive officer beneficially owns more than 1% of the total of outstanding KeyCorp Common Shares plus options vested as of March 2, 2002.

(5) Investments in phantom stock units by directors are made pursuant to the KeyCorp Director Deferred Compensation Plan, whereby directors may defer payment of all or a portion of their directors fees in a Common Shares Account consisting of "phantom stock units." On a quarterly basis, the Common Shares Account is credited with an additional number of phantom stock units equal to the number of Common Shares that could be purchased at market value with the sum of the director's deferred fees for the quarter, plus the amount of quarterly dividends on the phantom stock units in the Common Shares Account during the quarter as if such phantom stock units were Common Shares. At the time of distribution from the Common Shares Account, an actual Common Share is issued for each phantom stock unit that is in the account.

    Investments in phantom stock units by KeyCorp executive officers are made pursuant to the KeyCorp Excess 401(k) Savings Plan (the "Excess 401(k) Plan") and KeyCorp Deferred Compensation Plan (the "Deferred Plan"). Under both of those Plans, contributions to a participant's phantom stock account are treated as if they were invested in KeyCorp Common Shares. At the time of distribution, an actual Common Share is issued for each phantom stock unit that is in the account.

    No Common Shares are issued in connection with the Director Deferred Compensation Plan, the Excess 401(k) Plan or the Deferred Plan until the time of distribution from the account (i.e. these are unfunded plans with "phantom stock" units); accordingly, directors and executive officers participating in these Plans do not have any voting rights or investment power with respect to or on account of the phantom stock units until the time of distribution from the account, whereupon actual Common Shares are issued.

                    SHAREHOLDER PROPOSALS FOR THE YEAR 2003

     The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for next year's Annual Meeting of Shareholders is December 13, 2002. This deadline applies to proposals submitted for inclusion in KeyCorp's Proxy Statement for the 2003 Annual Meeting under the provisions of Rule 14a-8 of the Exchange Act.

     In addition, proxies solicited by KeyCorp for the 2003 Annual Meeting will confer discretionary authority on the proxy holders to vote the proxy on proposals submitted by shareholders for consideration at the 2003 Annual Meeting unless (a) the shareholder proposal has been given in writing to the Secretary of KeyCorp, delivered to, or received at KeyCorp's principal executive offices not less than 60 nor more than 90 days prior to the Annual Meeting (KeyCorp intends to make a public disclosure of the date of the Annual Meeting at least 75 days prior to the Annual Meeting), (b) the shareholder submitting the proposal has complied with the additional requirements set forth in Article I,
Section 7, of KeyCorp's Amended and Restated Regulations which require that any shareholder who submits a proposal shall deliver, together with the proposal, a brief written statement setting forth the reasons for the proposal, such shareholder's name and record address, the number and class of all shares of each class of stock of KeyCorp beneficially owned by the shareholder, and any material interest the shareholder may have in the proposal and (c) the shareholder has also complied with the further requirements regarding the proposal under Rule 14a-4(c)(2)(i) through (iii) of the Exchange Act. The date of the 2003 Annual Meeting of Shareholders has not yet been established by KeyCorp's Board of Directors, but it is tentatively scheduled for May 22, 2003. If that tentative date is, in fact, fixed by the

Board of Directors as the Annual Meeting date, a proposal under (a) above must be received at KeyCorp's principal executive offices not later than March 24, 2003 and not earlier than February 21, 2003.

                            HOUSEHOLDING INFORMATION

     Only one Annual Report and Proxy Statement is being delivered to multiple shareholders sharing an address unless KeyCorp received contrary instructions from one or more of the shareholders.

     If a shareholder at a shared address to which a single copy of the Annual Report and Proxy Statement was delivered wishes to receive a separate copy of the Annual Report or Proxy Statement, he or she should contact KeyCorp's transfer agent, Computershare Investor Services LLC ("Computershare"), by telephoning 800-539-7216 or by writing to Computershare at 2 North LaSalle Street, Chicago, Illinois 60602. The shareholder will be delivered a separate copy of the Annual Report or Proxy Statement promptly upon request.

     If shareholders at a shared address currently receiving multiple copies of the Annual Report and Proxy Statement wish to receive only a single copy of these documents, they should contact Computershare in the manner provided above.

                                    GENERAL

     The Board of Directors knows of no other matters which will be presented at the meeting. However, if other matters properly come before the meeting or any adjournment, the person or persons voting your shares pursuant to instructions by proxy card, internet, or telephone will vote your shares in accordance with their best judgment on such matters.

     Certain rules promulgated by the Securities and Exchange Commission governing proxy disclosure specify the circumstances under which KeyCorp is required to include in its proxy statement a shareholder proposal, including the requirement for timely submission of the proposal to KeyCorp by the shareholder. If a shareholder desires to bring a proposal before the Annual Meeting of Shareholders which has not been included in KeyCorp's proxy statement, the shareholder must strictly comply with the applicable notice and procedural requirements set forth in KeyCorp's Regulations. A copy of the Regulations is available to any shareholder, without charge, upon request to the Secretary of KeyCorp. Pursuant to KeyCorp's Regulations, a shareholder must notify KeyCorp not less than 60 nor more than 90 days prior to the meeting of any business the shareholder proposes to bring before the meeting for a shareholder vote. These provisions of the Regulations govern proper submission of items to be put to a shareholder vote and do not preclude discussion by any shareholder of any business properly brought before the meeting.

     Shareholders may only nominate a person for election as a director of KeyCorp at a meeting of shareholders if the nominating shareholder has strictly complied with the applicable notice and procedural requirements set forth in KeyCorp's Regulations, including, without limitation, timely providing to the Secretary of KeyCorp the requisite notice (not less than 60 nor more than 90 days prior to the meeting) of the proposed nominee(s) containing all the information specified by the Regulations. KeyCorp will provide to any shareholder, without charge, a copy of the applicable procedures governing nomination of directors set forth in KeyCorp's Regulations upon request to the Secretary of KeyCorp.

     KeyCorp will bear the expense of preparing, printing, and mailing this Proxy Statement. In addition to solicitation by mail, officers and regular employees of KeyCorp and its subsidiaries may solicit the return of proxies. KeyCorp has engaged the services of Georgeson & Company Inc. to assist in the solicitation of proxies at an anticipated cost of $30,000 plus expenses. KeyCorp will request brokers, banks, and other custodians, nominees, and fiduciaries to send proxy material to beneficial owners and will, upon request, reimburse them for their expense in so doing.

     You are urged to vote your shares promptly by telephone, the internet, or by mailing your signed proxy card in the enclosed envelope in order to make certain your shares are voted at the meeting. KeyCorp Common Shares represented by properly executed proxy cards, internet instructions, or telephone instructions will be voted in accordance with any specification made. If no specification is made on a properly executed proxy card or by the internet, the proxies will vote for the election as directors of the nominees named herein (Issue One of this Proxy Statement), for the amendment to KeyCorp's Regulations to reduce the size of the Board and to permit electronic communications (Issues Two and Three of this Proxy Statement), against the amendment to KeyCorp's Regulations to require the annual election of all directors [against the shareholder proposal] (Issue Four of this Proxy Statement), and in favor of ratifying the appointment of Ernst & Young as independent auditors for the fiscal year ending December 31, 2002 (Issue Five of this Proxy Statement). Abstentions and broker non-votes are counted in determining the votes present at a meeting and have the same effect as a vote against the proposal. [Abstentions and, unless a broker's authority to vote on a particular matter is limited, broker non-votes are counted in determining the votes present at the meeting. A broker's authority to vote on Issue Four is limited but is not limited as to Issues One, Two, Three, and Five. As to Issues Two, Three, and Five, a broker non-vote has the same effect as a vote against the proposal and as to Issue Four a broker non-vote is treated as not being present. As to Issues Two, Three, Four, and Five, an abstention has the same effect as a vote against the proposal.] Until the vote on a particular matter is actually taken at the meeting, you may revoke a vote previously submitted (whether by proxy card, internet or telephone) by submitting a subsequently dated vote (whether by proxy card, internet or telephone) or by giving notice to KeyCorp or in open meeting; provided such subsequent vote must in all cases be received prior to the vote on the particular matter being taken at the meeting. Your mere presence at the meeting will not operate to revoke your proxy card or any prior vote by the internet or telephone. At the Annual Meeting, the order of business will be to vote on Issues Two, Three, Four and Five and thereafter to vote for the election of directors (Issue One) or such revised order as the Chairman of the meeting may establish.

                                                                      APPENDIX A

        PROPOSED AMENDMENT TO KEYCORP REGULATIONS PURSUANT TO ISSUE TWO

     The proposed amendment will amend the first sentence of the second paragraph of Article II, Section 1 of KeyCorp's Regulations, to read as follows:

          As of the conclusion of the 2002 annual meeting of shareholders of the Corporation, the Board of Directors shall consist of 16 members, divided into three classes as follows: one class of six directors whose term will expire at the 2003 annual meeting of shareholders, and two classes of five directors whose terms will expire at the 2004 and 2005 annual meetings of shareholders, respectively. The Board of Directors or the shareholders may from time to time fix or change the size of the Board of Directors to a total number of no fewer than 14 and no more than 17 directors (the size of the Board as from time to time so established being herein referred to as the "entire authorized Board");

     NOTE: If KeyCorp's shareholders approve the amendment of KeyCorp's Regulations as proposed under Issue Four to require the annual election of all directors, Article II, Section 1 will include language phasing in the annual election of directors over a three year period commencing in 2003. Directors who had previously been elected for three year terms would continue to serve out these terms so that no director previously elected to a three year term would have his or her term shortened. See Appendix C to this Proxy Statement.

                                                                      APPENDIX B

       PROPOSED AMENDMENTS TO KEYCORP REGULATIONS PURSUANT TO ISSUE THREE

     The proposed amendment will amend the Sections of KeyCorp's Regulations as set forth below. The amendment will also substitute the word "Chairperson" for "Chairman" in Sections 2 and 3 of Article I, Sections 6 and 10 of Article II, Sections 1, 2, and 4 of Article IV, and Section 1 of Article VI.

                                   ARTICLE I

                                  SHAREHOLDERS

SECTION 1. PLACE OF MEETING. All meetings of the shareholders of the Corporation shall be held at the office of the Corporation or at such other places, within or without the State of Ohio, and/or in by part means of communications equipment in the manner provided for in Section 7 of this Article I, as may from time to time be determined by the Board of Directors, the Chairperson of the Board, or the President and specified in the notice of such meeting.

SECTION 4.  NOTICE OF MEETINGS.

     (a) Written notice of each meeting of the shareholders, whether annual or special, shall be given, either by personal delivery, mail, overnight delivery service, or any other means of communication authorized by the shareholder to whom the notice is given, not less than seven nor more than 60 days before the date of the meeting to every shareholder of record entitled to notice of the meeting, by or at the direction of the Chairperson of the Board, the President or the Secretary or any other person or persons required or permitted by these Regulations to give such notice. Each such notice shall state (i) the date and hour, (ii) the place of the meeting, (iii) the means, if any, other than by physical presence, by which shareholders can be present and vote at the meeting through the use of communications equipment, and (iv) the purpose or purposes for which the meeting is called.

     (b) If mailed or sent by overnight delivery service, such notice shall be deemed given when deposited in the United States mail or with the overnight delivery service, as the case may be, postage or other shipping charged prepaid, and directed to the shareholder at such shareholder's address as it appears on the records of the Corporation. If sent by another means of communication authorized by the shareholder, such notice shall be deemed to be given when sent to the address furnished by the shareholder for those transmissions.

     (c) Notice of adjournment of a meeting of shareholders need not be given if the time and place to which it is adjourned, and the means, if any, other than by physical presence, by which shareholders can be present and vote at the meeting through the use of communications equipment are fixed and announced at the meeting.

     (d) Any authorization by a shareholder to send notices given pursuant to these Regulations by any means other than in person or by mail or overnight delivery service is revocable by written notice to the Corporation either by personal delivery or by mail, overnight delivery service, or any other means of communication authorized by the Corporation. If sent by another means of communication authorized by the Corporation, the notice shall be sent to the address furnished by the Corporation for those transmissions. Any authorization by a shareholder to send notices given pursuant to these Regulations by any means other than in person or by mail or overnight delivery service will be deemed to have been revoked by the shareholder if (i) the Corporation has attempted to make delivery of two consecutive notices in accordance with that authorization, and (ii) the Secretary or an Assistant Secretary of the Corporation, or other person responsible for giving of notice, has received notice that, or otherwise believes that, delivery has not occurred. However, an inadvertent failure to treat the inability to deliver notice as a revocation will not invalidate any meeting of shareholders or other action.

SECTION 5. QUORUM. Except as otherwise required by law or by the Articles of Incorporation, the presence of holders of shares entitled to exercise not less than a majority of the voting power of the Corporation at the meeting in person, by proxy, or by the use of communications equipment shall constitute a quorum for the transaction of business at any meeting of the shareholders; provided, however, that no action required by law, the Articles of Incorporation, or these Regulations to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class of the Corporation may be authorized or taken by a lesser proportion.

SECTION 6.  PROXIES. Proxies may be used in conformity with Ohio law.

SECTION 9. PARTICIPATION IN MEETING BY MEANS OF COMMUNICATIONS EQUIPMENT. The Board of Directors may authorize shareholders and proxyholders who are not physically present at a meeting of shareholders to participate by use of communications equipment that permits the shareholder or proxyholder the opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting and to speak or otherwise participate in the proceedings contemporaneously with those physically present. Any shareholder using communications equipment will be deemed present in person at the meeting. The Board of Directors may adopt guidelines and procedures for the use of communications equipment in connection with a meeting of shareholders to permit the Corporation to verify that a person is a shareholder or proxyholder and to maintain a record of any vote or other action.

                                   ARTICLE II

                               BOARD OF DIRECTORS

SECTION 4. PLACE OF MEETING. The Board of Directors may hold its meetings at such place or places, if any, within or without the State of Ohio as the Board may from time to time determine or as shall be specified or fixed in the respective notice or waivers of notices thereof.

SECTION 5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such places, if any, and times as the Board shall from time to time determine.

SECTION 7.  NOTICE OF MEETINGS.

     (a) Notice of regular meetings of the Board of Directors or of any adjourned meeting thereof need not be given.

     (b) Notice of each special meeting of the Board shall be given to each director personally or by telephone, not later than the day before the meeting is to be held, or sent by telegraph, telex, facsimile, or other means of communication authorized by such director for this purpose, at least 2 days before the day on which the meeting is to be held. Notice need not be given to any director who shall, either before or after the meeting, submit a waiver of such notice, signed or otherwise authenticated by such director, or who shall attend such meeting without protesting prior to or at its commencement, the lack of notice to such director. Every notice shall state the time, place, if any, and means by which directors may participate in the meeting through the use of communications equipment, but need not state the purpose of the meeting.

SECTION 8. PARTICIPATION IN MEETING BY MEANS OF COMMUNICATIONS EQUIPMENT. Any one or more members of the Board of Directors or any committee thereof may participate in any meeting of the Board or of any such committee through the use of communications equipment to the extent allowed by Ohio law.

SECTION 9. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the directors or all the committee members, which writing or writings shall be filed with or entered upon the records of the Corporation. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a director or committee member is a signed writing for purposes of this Section 9. The date on which that telegram, cablegram, electronic mail, or an electronic or other transmission is sent is the date on which the writing shall be deemed to have been signed.

SECTION 11.  REMOVAL OF DIRECTORS*.

     (a) The Board of Directors may remove any director and thereby create a vacancy on the Board: (i) if by order of court the director has been found to be of unsound mind or if the director is adjudicated a bankrupt or (ii) if within 60 days from the date of such director's election the director does not qualify by accepting (either in writing or by any other means of communication authorized by the Corporation) the election to such office or by acting at a meeting of directors.

     (b) All the directors, or all of the directors of a particular class, or any individual director, may be only removed from office by the affirmative vote of the holders of shares entitling them to exercise three-quarters of the voting power of the Corporation entitled to elect directors in place of those to be removed. In case of any such removal, a new director nominated in accordance with Section 2 of this Article II may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy on the Board.

                                  ARTICLE III

                         EXECUTIVE AND OTHER COMMITTEES

SECTION 3.  PROCEDURE, MEETINGS, AND QUORUM.

     (a) Regular meetings of the Executive Committee or any other committee of the Board of Directors, of which no notice shall be necessary, may be held at such times and places, if any, as may be fixed by a majority of the members thereof. Special meetings of the Executive Committee or any other committee of the Board shall be called at the request of the Chairperson of the Board or the President or the Chairperson of any committee. Notice of each special meeting of the Executive Committee or any other committee of the Board shall be given in the same manner required for notices of special meetings of the Board of Directors as provided in Section 6 of Article II. Any special meeting of the Executive Committee or any other committee of the Board shall be a legal meeting without any notice thereof having been given, if all the members thereof shall be present thereat. Notice of any adjourned meeting of any committee of the Board need not be given. The Executive Committee or any other committee of the Board may adopt such rules and regulations not inconsistent with the provisions of law, the Articles of Incorporation of the Corporation, or these Regulations for the conduct of its meetings as the Executive Committee or any other committee of the Board may deem proper.

     (b) A majority of the members of the Executive Committee or any other committee of the Board shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. The Executive Committee or any other committee of the Board of Directors shall keep written minutes of its proceedings and shall report on such proceedings to the Board.

     *NOTE: If KeyCorp's shareholders approve the amendment of KeyCorp's regulations as proposed under Issue Four to require the annual election of all directors, Article II, Section 11, as well as Sections 1 and 12, will be amended to delete references to and procedures based on the existence of a classified board and Section 1 will be amended to phase in the amendment. See Appendix C to this Proxy Statement.

                                                                      APPENDIX C

        PROPOSED AMENDMENT TO KEYCORP REGULATIONS PURSUANT TO ISSUE FOUR

     The proposed amendment will amend Section 1 of Article II of KeyCorp's Regulations to read as set forth below. The amendment will also amend Sections 11 and 12 of Article II to delete references to and procedures based on the existence of a classified Board of Directors.

SECTION 1. NUMBER AND TERM OF OFFICE. As of the conclusion of the 2002 annual meeting of shareholders of the Corporation, the Board of Directors shall consist of 17 members. At the 2003 annual meeting of shareholders of the Corporation, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2004 annual meeting of shareholders (which number of directors shall be approximately one-third of the total number of directors of the Corporation); at the 2004 annual meeting of shareholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2005 annual meeting (which number of directors shall be approximately two-thirds of the total number of directors of the Corporation), and at each annual meeting of shareholders thereafter all directors shall be elected for terms expiring at the next annual meeting of shareholders. The Board of Directors or the shareholders may from time to time fix or change the size of the Board of Directors to a total number of no fewer than 17 directors and no more than 20 directors (the size of the Board as from time to time so established being herein referred to as the "entire authorized Board"). The Board of Directors may, subject to the limitation contained in the immediately preceding sentence regarding the number of directors, fix or change the number of directors by the affirmative vote of a majority of the entire authorized Board. The shareholders may, subject to the limitation contained in the third sentence of this paragraph regarding the number of directors, fix or change the number of directors at a meeting of the shareholders called for the purpose of electing directors (i) by the affirmative vote of the holders of shares entitling them to exercise three-quarters of the voting power of the Corporation represented at the meeting and entitled to elect directors or (ii) if the proposed change in the number of directors is recommended by a majority of the entire authorized Board of Directors, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation represented at the meeting and entitled to elect directors. No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director. In the event that the Board of Directors increases the number of directors, it may fill the vacancy or vacancies created by the increase in the number of directors for the respective unexpired terms in accordance with the provisions of Section 12 of this Article
II. In the event the shareholders increase the number of directors and fail to fill the vacancy or vacancies created thereby, the Board of Directors may fill such vacancy or vacancies for the respective unexpired terms in accordance with the provisions of Section 12 of this Article II.

     The number of directors may not be fixed or changed by the shareholders or directors, except (i) by amending these regulations in accordance with the provisions of Article X of these Regulations, (ii) pursuant to an agreement of merger or consolidation approved by two-thirds of the members of the entire authorized Board of Directors and adopted by the shareholders at a meeting held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal, or (iii) as provided in the immediately preceding paragraph of this Section 1 or in the next following paragraph.

     The foregoing provisions of this Section 1 are subject to the automatic increase by two in the authorized number of directors and the right of the holders of any class or series of preferred stock of the Corporation to elect two directors of the Corporation during any time when dividends payable on such shares are in arrears, all as set forth in the Articles of Incorporation and/or the express terms of the preferred stock of the Corporation.

     NOTE: If KeyCorp's shareholders approve the amendment of KeyCorp's Code of Regulations as proposed under Issue Two, Article II, Section 1 will be amended to reflect that the size of the Board of Directors will consist of 16 members as of the conclusion of the 2002 annual meeting of shareholders and may be reduced by the Board of Directors or shareholders to a minimum size of 14 members and a maximum size of 17 members. See Appendix A to this Proxy Statement.

[KEYCORP LOGO]

                                                                          CONTROL NUMBER                    +

                                                                          000000  0000000000  0  0000

                                                                          000000000.000 ext
                                                                          000000000.000 ext
[ ]  Mark this box with an X if you have made changes to your name or     000000000.000 ext
     address details below.                                               000000000.000 ext
                                                                          000000000.000 ext
MR A SAMPLE                                                               000000000.000 ext
DESIGNATION (IF ANY)                                                      000000000.000 ext
ADD 1
ADD 2                                                                     Holder Account Number
ADD 3
ADD 4                                                                     C 1234567890     JNT
ADD 5
ADD 6


Use a BLACK pen. Print in
CAPITAL letters inside the grey      A B C    1 2 3    X
areas as shown in this example.

------------------------------------------------------------------------------------------------------------------
Annual Meeting Proxy Card
------------------------------------------------------------------------------------------------------------------

A  Election of Directors         PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.
The Board of Directors Recommends a Vote FOR the listed nominees.

                         FOR  WITHHOLD                         FOR  WITHHOLD                         FOR  WITHHOLD

01 - Edward P. Campbell  [ ]    [ ]    03 - Bill R. Sanford     [ ]   [ ]    05 -                    [ ]     [ ]
                                                                                  ----------------
02 - Charles R. Hogan    [ ]    [ ]    04 - Dennis W. Sullivan  [ ]   [ ]


B  Issues
The Board of Directors recommends a vote FOR Issues 2, 3, and 5 and AGAINST Issue 4.

                              FOR AGAINST ABSTAIN                                             FOR AGAINST ABSTAIN
2. Amendment to Regulations   [ ]   [ ]     [ ]   4. Amendment to Regulations to              [ ]   [ ]     [ ]
to reduce size of Board of                        require annual election of all
Directors.                                        directors.

3. Amendment to Regulations   [ ]   [ ]     [ ]   [4. Shareholder proposal requesting         [ ]   [ ]     [ ]
to permit electronic                              necessary steps to cause annual
communications.                                   election of all directors.]

                                                  5. Ratification of the appointment of       [ ]   [ ]     [ ]
                                                  independent auditors.

C AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.
Please sign exactly as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted FOR the election of the listed nominees, FORIssues 2, 3 and 5 and
AGAINST Issue 4.


In accordance with their judgment, the proxies are authorized to vote upon any other matters that may properly come before the meeting. The signer hereby transfers all power heretofore given by the signer to vote at said meeting or any adjournment thereof.

Signature 1                            Signature 2                               Date (dd/mm/yyyy)
                                                                                     /  /
-------------------------------------  ----------------------------------------  ----------------------------------

    A438                                 1 U P X                                                           007I0D  +

[KEYCORP LOGO]


--------------------------------------------------------------------------------
PROXY
--------------------------------------------------------------------------------

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
KEYCORP FOR THE ANNUAL MEETING ON MAY 23, 2002

The undersigned hereby constitutes and appoints Henry L. Meyer III, John H. Mancuso, and Thomas C. Stevens, and each of them, his/her true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the Annual Meeting of Shareholders of KeyCorp to be held on May 23, 2002, and at any adjournments or postponements thereof, on all matters properly coming before said meeting.

1. Election of Directors: The nominees of the Board of Directors to the class whose term of office will expire 2005 are: Edward P. Campbell, Charles R. Hogan, Bill R. Sanford, Dennis W. Sullivan and [Insert Name Here].

2. Amendment to Regulations to reduce size of Board of Directors.

3. Amendment to Regulations to permit electronic communications.

4. Amendment to Regulations to require annual election of all directors.
[4. Shareholder proposal requesting necessary steps to cause annual election of all directors.]

5. Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2002.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.


                                                             -------------------
                                                              SEE REVERSE SIDE
                                                             -------------------




INTERNET AND TELEPHONE VOTING INSTRUCTIONS
NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET
QUICK-EASY-IMMEDIATE-AVAILABLE 24 HOURS A DAY-7 DAYS A WEEK

-----------------------------------       --------------------------------------
[Graphic]  TO VOTE BY PHONE                [Graphic] TO VOTE BY INTERNET
           (WITHIN U.S. AND CANADA)
-----------------------------------       --------------------------------------

-  Call toll free 1-888-776-5858 in the   -  Go to the following web site:
   United states or Canada any time on a     www.computershare.com/us/proxy
   touch-tone telephone. There in NO
   CHARGE to you for this call.           -  Enter the information requested on
                                             your computer screen, including
                                             your 6-digit Control Number located
-  Enter the 6-digit Control Number          on the reverse side.
   located on the reverse side.
                                          -  Follow the simple instructions on
Option #1: To vote as the Board of           the screen.
           Directors recommends on ALL
           Proposals; Press 1.

Option #2: If you choose to vote on
           each proposal separately,
           press 0 and follow the
           simple recorded instructions.


IF YOU VOTE BY TELEPHONE OR THE INTERNET,
DO NOT MAIL BACK THE PROXY CARD.
THAN YOU FOR VOTING                                                      00711E